Exhibit 3.1
Composite Certificate of Incorporation of
McMoRan Exploration Co.

ARTICLE I
Name

The name of this corporation is McMoRan Exploration Co. (the “Corporation”).

ARTICLE II
Registered Office and Registered Agent

The address of the Corporation’s registered office in the State of Delaware and its registered agent at such address is:

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware  19801
County of New Castle

ARTICLE III
Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

ARTICLE IV
Capital

1.           Authorized Stock.  The Corporation shall be authorized to issue an aggregate of 200,000,000 shares of capital stock, of which 150,000,000 shares shall be Common Stock, $.01 par value per share (the “Common Stock”), and 50,000,000 shares shall be Preferred Stock, $.01 par value per share (the “Preferred Stock”).

2.           Preferred Stock.  Pref erred Stock may be issued from time to time in one or more series.  All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate if cumulative.  Of the authorized number of shares of Preferred Stock, 2,587,500 of such shares shall be a series of Preferred Stock designated as “6.75% Mandatory Convertible Preferred Stock” and 86,250 of such shares shall be a series of Preferred Stock designated as “8.0% Convertible Perpetual Preferred Stock.”  See Exhibits A and B attached hereto for the certificates of designations of the 6.75% Mandatory Convertible Preferred Stock and 8.0% Convertible Perpetual Preferred Stock, respectively.

(a)           Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by Certificate of Designation providing for the issuance of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, to the full extent now or hereafter permitted by law, including without limitation the following:

(1)           the number of shares of such series, which may subsequently be increased, except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issuance of such series, or decreased, to a number not less than the number of shares of such series then outstanding, by resolution or resolutions of the Board of Directors, and the distinctive designation thereof;

(2)           the dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series will be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series will be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

(3)           the rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary  or involuntary liquidation, dissolution or winding-up of the Corporation and the extent, if any, to which shares of any such  series will be entitled to participate in such event with any other series or class of stock;

(4)           the time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

(5)           the terms of any purchase, retirement or sinking funds that may be provided for the shares of such series; and

(6)           the terms and conditions, if any, upon which the shares of such series will be convertible into or exchangeable for shares of any other series, class or classes, or any other securities.

(b)           The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be required otherwise by law or as may be provided otherwise in the  Certificate of Designation creating the series of Preferred Stock of which such shares are a part.

(c)           No holders of any series of Preferred Stock will be entitled to receive any dividends thereon other than those specifically provided for by the Certificate of Designation providing for the  issuance of such series of Preferred Stock, nor will any accumulated dividends on Preferred Stock bear any interest.

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(d)           In the event of any liquidation, dissolution or winding-up  of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series will be entitled to receive only such amount or amounts as will have been fixed by the Certificate of Designation for the issuance of such series.

ARTICLE V
Stockholder Action

Action shall be taken by the stockholders only at an annual or special meeting of stockholders and may not be effected by any written consent of such holders.

ARTICLE VI
Board of Directors

1.           Powers.  All of the powers of the Corporation are hereby conferred upon the Board of Directors of the Corporation, insofar as such powers may be lawfully vested by this Certificate of Incorporation in the Board of Directors.  In furtherance and not in limitation of those powers, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the Corporation’s Bylaws, subject to the provisions of Article IX, section 2.

2.           Number of Directors.  Subject to the restriction that the number of directors shall not be less than the number required by the DGCL, the number of directors may be fixed from time to time pursuant to the Corporation’s Bylaws; provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

3.           Classification.

(a)           Except as provided in the following paragraph:  (1) the members of the Board of Directors, other than those who may be elected by the holders of any one or more series of Preferred Stock voting separately, shall be classified, with respect to the term during which they shall hold office, into three classes, designated Class I, II and III, as nearly equal in number as possible; (2) any increase or decrease in the number of directors shall be apportioned by the Board of Directors so that all classes of directors shall be as nearly equal in number as possible; and (3) at each annual meeting of stockholders, directors chosen to succeed those whose terms then expire shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualified.

(b)           Anything in the preceding paragraph to the contrary notwithstanding and subject to the rights of any one or more series of Preferred Stock, from and after May 2, 2003, any director elected by the stockholders or elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.  Any director elected prior to May 2, 2003, shall serve for the remainder of the three-year term for which he or she was elected and until his or her successor is duly elected and qualified.

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4.           Vacancies.  Subject to any requirements of law and the rights of any one or more series of Preferred Stock, and except as provided in Article VI, section 6, any vacancy on the Board of Directors (including any vacancy resulting from an increase in the authorized number of directors or from a failure of the stockholders to elect the full number of authorized directors) may, notwithstanding any resulting absence of a quorum of directors, be filled only by the Board of Directors, acting by vote of both (a) a majority of the directors then in office and (b) a majority of all the Continuing Directors, voting as a separate group.

5.           Removal.  Subject to Article VI, section 6, and notwithstanding any other provisions of this Certificate of Incorporation or the Corporation’s Bylaws, any director or the entire Board of Directors may be removed at any time, but only for cause involving fraud or a violation of the duty of loyalty as determined by a final judgment of a court of competent jurisdiction, and only by the affirmative vote of holders of not less than 80% of the Voting Stock, voting together as a single class, at a stockholders’ meeting called for such purpose.  At the same meeting in which the stockholders remove one or more directors, the stockholders may elect one or more successors for the unexpired term or terms of the director or directors removed.  Except as set forth in this Article VI, section 5, directors shall not be subject to removal.

6.           Directors Elected by Preferred Stockholders.  Notwithstanding anything in this Certificate of Incorporation to the contrary, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the provisions of the Certificate of Designations fixing the rights and preferences of such Preferred Stock shall govern with respect to the nomination, election, term, removal, vacancies or other related matters with respect to such directors.

ARTICLE VII
Certain Business Combinations

1.           Supermajority Vote.  In addition to any affirmative vote required by law or this Certificate of Incorporation (notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation) and except as otherwise expressly provided in Article VII, section 2:

(a)           any merger, consolidation or share exchange of the Corporation or any Subsidiary with an Interested Stockholder or with any other corporation, whether or not itself an Interested Stockholder, which is, or after such merger, consolidation or share exchange would be, an Affiliate or Associate of an Interested Stockholder;

(b)           any sale, lease, transfer, exchange, mortgage, pledge, loan, advance or other similar disposition (in one or more series of transactions), with or for the direct or indirect benefit of any Interested Stockholder or any Affiliate or Associate thereof, of any assets of the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors, an aggregate book value or Market Value as of the end of the Corporation’s most recently ended fiscal quarter of 5% or more of the lesser of (i) the total Market Value of the outstanding stock of the Corporation or (ii) the Corporation’s net worth as of the end of its most recently ended fiscal quarter;

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(c)           the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary;

(d)           the issuance or transfer by the Corporation or any Subsidiary, in one transaction or in a series of transactions in any twelve-month period, of any Equity Securities of the Corporation or any Subsidiary that have an aggregate Market Value of $1 million or more to any Interested Stockholder or any Affiliate or Associate  thereof, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the  Corporation’s Voting Stock or by any other method affording substantially proportionate treatment to the holders of Voting Stock;

(e)           any reclassification or recapitalization of securities of the Corporation, including any reverse stock split, any merger, consolidation or share exchange of the Corporation with any Subsidiary, or any other transaction (whether or not involving an Interested Stockholder) that has the effect, directly or indirectly, in one transaction or a series of transactions, of increasing by 5% or more the voting power (regardless of when exercisable) or the proportionate amount of the outstanding shares of any class or series of Equity Securities of the Corporation or any Subsidiary directly or indirectly Beneficially Owned by any Interested Stockholder or any Affiliate or Associate thereof;

(f)           any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary to an Interested Stockholder or any Affiliate or Associate thereof, except proportionately as a stockholder; or

(g)           any agreement, contract or other arrangement providing directly or indirectly for any of the foregoing;

shall require (i) the approval by a majority of both the directors then in office and a majority of the Continuing Directors, voting as a separate group, and (ii) the affirmative vote of both (A) holders of not less than 80% of the Voting Stock, voting together as a single class, and (B) holders of not less than 75% of the Voting Stock (other than Voting Stock Beneficially Owned by the Interested Stockholder who is, or whose Affiliate or Associate is, a party to the proposed Business Combination) voting as a separate class.  In addition, a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act and the rules and regulations promulgated thereunder shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (regardless of whether such proxy or information statement is required pursuant to such act).

2.           Exceptions to Supermajority Vote Requirements.  If all conditions specified in either of paragraphs (a) or (b) below are met, the provisions of Article VII, section 1, shall not be applicable to any Business Combination, and such Business Combination shall require only such vote, if any, as may be required by any other provisions of this Certificate of Incorporation or the Corporation’s Bylaws, as well as such vote, if any, of the holders of any class or series of stock of the Corporation as may be required by law, and shall further require only the delivery of such proxy or information statements, if any, as may be required by law:

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(a)           The Business Combination shall have been approved prior to the time such Interested Stockholder became an Interested Stockholder by a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group; or

(b)           All of the following five conditions have been met:

(1)           The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination is at least equal to the highest of the following:

(A)           the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealer’s fees, paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher;

(B)           the Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher; or

(C)           the price per share equal to the Market Value per share of Common Stock determined pursuant to clause (B) immediately preceding, multiplied by a fraction, the numerator of which is the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date, and the denominator of which is the Market Value per share of Common Stock on the first date in such two-year period on which the Interested Stockholder acquired any shares of Common Stock.

(2)           The aggregate amount of the cash and the Market Value as of the Valuation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding stock other than Common Stock is at least equal to the highest of the following, whether or not the Interested Stockholder has previously acquired any shares of any such class or series of stock:

(A)           the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested Stockholder for any shares of such class or series of stock acquired by it within the  two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Stockholder, whichever is higher;

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(B)           the highest preferential amount per share to which the holders of shares of such class or series of stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(C)           the Market Value per share of such class or series of stock on the Announcement Date or on the Determination Date, whichever is higher; or

(D)           the price per share equal to the Market Value per share of such  class or series of stock, determined pursuant to clause (C) immediately preceding, multiplied by a fraction, the numerator of which is the highest per share price, including any brokerage commissions, transfer taxes and soliciting dealers’ fees, paid by the Interested  Stockholder for any shares of any such class or series of Voting Stock acquired by it within the two-year period  immediately prior to the Announcement Date, and the denominator of which is the Market Value per share of the same class or series of voting stock on the first day in such two-year period on which the Interested Stockholder acquired any shares or the same class or series of Voting Stock.

(3)           The holders of any class or series of the Corporation’s outstanding stock shall receive the consideration in cash or in the same form as the Interested Stockholder has previously paid for shares of the same class or series of stock.  If the Interested Stockholder has paid for shares of any class of stock with varying forms of consideration, the form of consideration for such class of stock shall be either in cash or the form used to acquire the largest number of shares of such class or series of stock previously acquired by it.  In making any price calculation under paragraph (b) of Article VII, section 2, appropriate adjustments shall be made to reflect any reclassification or stock split (including any reverse stock split), stock dividend, recapitalization, reorganization or any similar transaction which has the effect or increasing or reducing the number of outstanding shares of stock.

(4)           After the Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

(A)           there shall have been no failure to declare and pay at the regular date therefore any full periodic dividends, whether or not cumulative, on any outstanding Preferred Stock of the Corporation or other Capital Stock entitled to a preference over the Common Stock as to dividends or upon liquidation;

(B)           there shall have been no reduction in the annual rate of dividends paid on the Common Stock, except as necessary to reflect any subdivision of the Common Stock, and no failure to increase the annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or other similar transaction which has the effect of reducing the number of outstanding shares of Common Stock; and

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(C)           the Interested Stockholder did not become the Beneficial Owner of any additional shares of stock of the Corporation except as part of the transaction that resulted in such Interested Stockholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

The provisions of clauses (A) and (B) immediately preceding shall not apply if no Interested Stockholder or any Affiliate or Associate thereof voted as a director of the  Corporation in favor of foregoing or reducing dividends in the manner specified in such clauses and the Interested Stockholder, within ten days after any such act or failure to act that resulted in such loss or diminution of dividends, notifies the Board of Directors of the Corporation in writing that the Interested Stockholder disapproves thereof and requests in good faith that the Board of Directors rectify such act or failure to act.

(5)           After the Interested Stockholder has become an Interested Stockholder, the Interested Stockholder shall not have received the benefit, directly or indirectly, except proportionately as a stockholder, of any loans, advances, guarantees, pledges or other financial assistance provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

3.           Determinations.  For the purpose of this Article VII, so long as Continuing Directors constitute at least a majority of the entire Board of Directors, the Board of Directors shall have the power to make a good faith determination, on the basis of information known to them, of:  (a) the number of shares of Capital Stock of which any person or entity is the  Beneficial Owner, (b) whether any person or entity is an Interested  Stockholder or an Affiliate or Associate thereof, (c) whether any person or entity has an agreement, arrangement or understanding with another as to  the matters referred to in the definition of Beneficial Owner herein, (d)  whether any transaction constitutes a Business Combination (including the  power to determine in good faith the book value or market value of the assets of the Corporation or any Subsidiary) or is a transaction with or  for the benefit of an Interested Stockholder, (e) whether any of the events referred to in paragraph (b)(4) of Article VII, section 2, have occurred, and (f) such other matters with respect to which a determination is required under this Article VII.  All such good faith determinations by the Board of Directors shall be conclusive and binding on the Corporation and its stockholders for all purposes of this Article VII.

ARTICLE VIII
Limitation of Liability and Indemnification

1.           Limitation of Liability.  No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (a) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a  knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which such director derived an improper personal benefit.

2.           Indemnification.  The Corporation shall indemnify any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint

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venture, trust or other enterprise, to the fullest extent permitted by law.  The foregoing indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

3.           Authorization of Further Actions.  In addition to the foregoing, the Board of Directors may (a) cause the Corporation to enter into contracts with directors providing for the limitation of liability set forth in this Article VIII to the fullest extent permitted by law, (b) adopt Bylaws or resolutions, or cause the Corporation to enter into contracts, providing for indemnification of directors and officers of the Corporation and other persons (including without limitation directors and officers of the Corporation’s direct and indirect subsidiaries) to the fullest extent permitted by law, and (c) cause the Corporation to exercise the powers set forth in Section 145(g) of the DGCL, notwithstanding that some or all of the members of the Board of Directors acting with respect to the foregoing may be parties to such contracts or beneficiaries thereof.

4.           Subsidiaries.  The Board of Directors may cause the Corporation to approve for its direct and indirect subsidiaries limitation of liability and indemnification provisions comparable to the foregoing.

5.           Contract Right; Amendments.  The provisions of this Article VIII shall be deemed to be a contract between the Corporation and each person who serves as such director, officer, employee or agent of the Corporation in any such capacity at any time while this Article VIII is in effect.  Any amendment or repeal of this Article VIII or any Bylaw or resolution relating to indemnification shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation with respect to any conduct occurring prior to the time of such amendment or repeal.

ARTICLE IX
Amendments

1.           Amendments to Certificate of Incorporation.  Articles V, VI, VII, VIII, IX and X of this Certificate of Incorporation shall not be amended in any manner (whether by modification or repeal of an existing Article or  Articles or by addition of a new Article or Articles), except upon resolutions adopted by the affirmative vote of holders of not less than 80% of the Voting Stock, voting together as a single class; provided, however, that if such resolutions shall first be adopted by both a majority of the directors then in office and a majority of the Continuing Directors, voting as a separate group, then such resolutions shall be deemed adopted by the stockholders upon the affirmative vote of holders of not less than a majority of the Voting Stock, voting as a single class.

2.           Amendments to Bylaws.  The Corporation’s Bylaws may be altered, amended or repealed, or new Bylaws may be adopted by:

(a)           the stockholders, but only upon the affirmative vote of holders of not less than 80% of the Voting Stock, voting together as a single class; or

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(b)           the Board of Directors, but only upon the affirmative vote of both (i) a majority of the directors then in office and (ii) a majority of the Continuing Directors, voting as a separate group.

ARTICLE X
Definitions

For purposes of this Certificate of Incorporation:

(a)           “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act (the term “registrant” in such Rule 12b-2 meaning in this case the Corporation); provided, however, that in no event shall the Corporation, any of its Subsidiaries, any Employee Benefit Plan or any of the other persons or entities exempted from the definition of Interested Stockholder in  this Article IX, section 3, be deemed to be an Affiliate or Associate of any Interested Stockholder.

(b)           “Announcement Date” means the first general public announcement of the proposal or intention to make a proposal to consummate a Business Combination or its first communication generally to stockholders of the Corporation, whichever is earlier.

(c)           A person shall be deemed to be the “Beneficial Owner” of and be deemed to “Beneficially Own” any shares of capital stock (regardless whether owned of record):

(1)           which such person or any of its Affiliates or Associates, directly or indirectly, owns beneficially; or

(2)           which such person or any of its Affiliates or Associates has (A) the right to acquire (whether exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

(3)           which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of voting capital stock of the Corporation or any Subsidiaries.

(d)           “Business Combination” means any transaction referred to in any one or more of the clauses (a) through (g) of Article VII, section 1.

(e)           “Capital Stock” means any Common Stock, Preferred Stock or other shares of capital stock of the Corporation.

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(f)           “Continuing Director” means (i) any member of the Board of Directors who is not an Interested Stockholder or an Affiliate or Associate thereof, and who was a director of the Corporation prior to the time the Interested Stockholder became an Interested Stockholder, and (ii) any other member of the Board of Directors who is not an Interested Stockholder or an Affiliate or Associate thereof, and was nominated or recommended for election, or elected, by a  majority of the Continuing Directors at a meeting at which a quorum consisting of a majority of the Continuing Directors was present, provided that, in the absence of an Interested Stockholder, any reference to “Continuing Directors” shall mean all the directors then in office.

(g)           “Determination Date” means the date on which an Interested Stockholder first became an Interested Stockholder.

(h)           “Employee Benefit Plan” means any option, bonus, profit sharing, employee stock ownership, dividend reinvestment, savings or similar plan of the Corporation or any Subsidiary, or any trust related thereto.

(i)           “Equity Security” means (1) any stock or similar security, certificate of interest, or participation in any profit-sharing agreement, voting trust certificate, or certificate of deposit for the foregoing, (2) any security convertible, with or without consideration, into an equity security, or any warrant or other security carrying any right to subscribe to or purchase an equity security, or (3) any put, call, straddle or other option, right or privilege to acquire an equity security from, or to sell an equity security to, another without being bound to do so.

(j)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)           “Interested Stockholder” means any person (other than the Corporation, any Subsidiary, any Employee Benefit Plan, any fiduciary with respect to an Employee Benefit Plan acting in such capacity, any person owning Capital Stock as of the date of filing this Certificate of Incorporation, or any Affiliate or Associate of any of the foregoing) who (1) is the Beneficial Owner, directly or indirectly, of shares of Capital Stock (including two or more classes or series voting together as a single class) representing 15% or more of the Voting Stock or (2) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of shares of Capital Stock (including two or more classes or series voting together as a single class) representing 15% or more of the Voting Stock.  For the purpose of determining whether a person is an Interested Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by the person through application of paragraph (c) of Article IX, section 3 but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(l)           “Market Value” means:

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(1)           in the case of stock, the highest closing sale price during the 30 calendar day period immediately preceding the date in question of a share of such stock on the New York Stock Exchange, or, if such stock is not listed on the New York Stock Exchange, then on any national securities exchange on which the Common Stock is listed, or if not listed on a national securities exchange, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System’s National Market System (“the Nasdaq National Market”), or if not quoted on the Nasdaq National Market, the highest closing sales price during the 30 calendar day period immediately preceding the date in question, the closing bid quotation with respect to a share of such stock during the 30 calendar day period preceding the date in question as quoted by Nasdaq or another generally recognized reporting system, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present; and

(2)           in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors at a meeting of the Board of Directors at which a quorum consisting of at least a majority of the then Continuing Directors is present.

(m)           A “person” means any individual, firm, corporation or other entity, or a group of persons acting or agreeing to act together in the manner set forth in Rule 13d-5 under the Exchange Act.

(n)           “Subsidiary” means any corporation, partnership or other entity of which the Corporation, directly or indirectly, owns voting stock or similar interests having a majority of the votes entitled to be cast.

(o)           “Valuation Date” means:

(1)           for a Business Combination voted upon by stockholders, the later of the day prior to the date of the stockholders’ vote or the date 20 business days prior to the consummation of the Business Combination; and

(2)           for a Business Combination not voted upon by stockholders, the date of the consummation of the Business Combination.

(p)           “Voting Stock” means the outstanding shares of Capital Stock entitled to vote generally in an election of directors.

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Exhibit A
CERTIFICATE OF DESIGNATIONS OF

 6.75% MANDATORY CONVERTIBLE PREFERRED STOCK

 of

 McMoRan EXPLORATION CO.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

The undersigned, Nancy D. Parmelee, Senior Vice President, Chief Financial Officer & Secretary of McMoRan Exploration Co., a Delaware corporation (hereinafter called the “Corporation” ), does hereby certify that the Board of Directors of the Corporation (the “Board of Directors”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, hereby makes this Certificate of Designations (this “Certificate”) and hereby states and certifies that pursuant to the authority expressly vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Amended and Restated Certificate of Incorporation”), the Board of Directors duly adopted the following resolutions:

 RESOLVED, that, pursuant to Article IV of the Amended and Restated Certificate of Incorporation (which authorizes 50,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”)), and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

 RESOLVED, that each share of such series of new Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

 (1)           Number and Designation.  Pursuant to the Amended and Restated Certificate of Incorporation, 2,587,500 shares of the Preferred Stock of the Corporation shall be designated as “6.75% Mandatory Convertible Preferred Stock” (the “Mandatory Convertible Preferred Stock”).

 (2)           Certain Definitions.  As used in this Certificate, the following terms shall have the meanings defined in this Section 2. Any capitalized term not otherwise defined herein shall have the meaning set forth in the Amended and Restated Certificate of Incorporation, unless the context otherwise requires:

 “Affiliate” shall have the meaning given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

 “Agent Members” shall have the meaning set forth in Section 17(a).

 “Amended and Restated Certificate of Incorporation” shall have the meaning set forth in the recitals.

 “Applicable Market Value”  means the average of the Closing Prices per share of Common Stock over the 20 consecutive Trading Day period ending on the third Trading Day immediately preceding the Mandatory Conversion Date.

 “Board of Directors” shall have the meaning set forth in the recitals.

 “Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

 A “Cash Acquisition” will be deemed to have occurred at such time after the Issue Date upon the consummation of any acquisition (whether by means of a liquidation, share exchange, tender offer, consolidation, recapitalization, reclassification, merger of the Corporation or any sale, lease or other transfer of the consolidated assets of the Corporation and its subsidiaries) or a series of related transactions or events pursuant to which 90% or more of the Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, and more than 10% of the cash, securities or other property consists of cash, securities or other property that are not, or upon issuance shall not be, traded on the New York Stock Exchange or quoted on the Nasdaq Global Select Market.

 “Cash Acquisition Conversion” shall have the meaning set forth in Section 10(a).

“Cash Acquisition Conversion Additional Conversion Amount” shall have the meaning set forth in Section 10(c)(ii).

 “Cash Acquisition Conversion Date” means the effective date of any Cash Acquisition Conversion of Mandatory Convertible Preferred Stock pursuant to Section 10.

 “Cash Acquisition Conversion Period” shall have the meaning set forth in Section 10(a).

 “Cash Acquisition Conversion Rate” means the conversion rate set forth in the table below for the Effective Date and the Stock Price applicable to Cash Acquisition Conversions during a Cash Acquisition Conversion Period:

Effective Date	$5.00	$7.50	$10.00	$12.40	$13.64	$14.88	$20.00	$30.00	$40.00	$50.00	$60.00	$70.00
November 7, 2007	7.3042	6.9479	6.7563	6.6672	6.6425	6.6270	6.6119	6.6349	6.6521	6.6607	6.6648	6.6670
November 15, 2008	7.6380	7.2375	6.9545	6.7986	6.7497	6.7158	6.6624	6.6673	6.6780	6.6827	6.6846	6.6854
November 15, 2009	7.9582	7.6717	7.2946	7.0139	6.9143	6.8416	6.7160	6.6981	6.7010	6.7020	6.7024	6.7026
November 15, 2010	8.0645	8.0645	8.0645	8.0645	7.3314	6.7204	6.7204	6.7204	6.7204	6.7204	6.7204	6.7204

If the Stock Price falls between two Stock Prices set forth in the table above, or if the Effective Date falls between two Effective Dates set forth in the table above, the Cash Acquisition Conversion Rate shall be determined by straight-line interpolation between the Cash Acquisition Conversion Rates set forth for the higher and lower Stock Prices and Effective Dates, as applicable, based on a 365-day year.

 If the Stock Price is in excess of $70.00 per share (subject to adjustment), then the Cash Acquisition Conversion Rate shall be the Minimum Conversion Rate.  If the Stock Price is less than $5.00 per share (subject to adjustment), then the Cash Acquisition Conversion Rate shall be the Maximum Conversion Rate.

 The Stock Prices in the column headings in the table above are subject to adjustment in accordance with the provisions of Section 14(c)(iv).  The conversion rates set forth in the table above are each subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 14.

 “Cash Acquisition Dividend Make-Whole Amount” shall have the meaning set forth in Section 10(c)(i)(B).

 “Cash Acquisition Notice”  shall have the meaning set forth in Section 10(b).

 “Certificate” shall have the meaning set forth in the recitals.

 “Closing Price” of the Common Stock or any securities distributed in a Spin-Off, as the case may be, means, as of any date of determination:

 (a)           the closing price on that date or, if no closing price is reported, the last reported sale price, of shares of the Common Stock or such other securities on the New York Stock Exchange on that date; or

 (b)           if the Common Stock or such other securities are not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded or, if no closing price is reported, the last reported sale price of shares of the Common Stock or such other securities on the principal U.S. national or regional securities exchange on which the Common Stock or such other securities are so traded on that date; or

 (c)           if the Common Stock or such other securities are not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for the Common Stock or such other securities in the over-the-counter market as reported by Pink Sheets LLC or a similar organization; or

 (d)           if the Common Stock or such other securities are not so quoted by Pink Sheets LLC or a similar organization, the market price of the Common Stock or such other securities on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose.

 For the purposes of this Certificate, all references herein to the closing price and the last reported sale price of the Common Stock on the New York Stock Exchange shall be such closing price and last reported sale price as reflected on the website of the New York Stock Exchange (www.nyse.com) and as reported by Bloomberg Professional Service;  provided  that in the event that there is a discrepancy between the closing price and the last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing price and the last reported sale price on the website of the New York Stock Exchange shall govern.

 “Common Stock” as used in this Certificate means the Corporation’s common stock, par value $0.01 per share, as the same exists at the date of filing of this Certificate relating to the Mandatory Convertible Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

 “Conversion Date” shall have the meaning set forth in Section 4(d).

 “Corporate Trust Office”  means the principal corporate trust office of the Transfer Agent at which, at any particular time, its corporate trust business shall be administered.

 “Corporation” shall have the meaning set forth in the recitals.

 “Current Market Price” per share of Common Stock on any date means for the purposes of determining an adjustment to the Fixed Conversion Rate:

 (a)           for purposes of adjustments pursuant to Section 14(a)(ii), Section 14(a)(iv) in the event of an adjustment not relating to a Spin-Off, and Section 14(a)(v), the average of the Closing Prices over the five consecutive Trading Day period ending on the Trading Day preceding the Ex-Date with respect to the issuance or distribution requiring such computation;

 (b)           for purposes of adjustments pursuant to Section 14(a)(iv) in the event of an adjustment relating to a Spin-Off, the average of the Closing Prices over the first ten consecutive Trading Days commencing on and including the fifth Trading Day following the Ex-Date for such distribution; and

 (c)           for purposes of adjustments pursuant to Section 14(a)(vi), the average of the Closing Prices over the five consecutive Trading Day period ending on the seventh Trading Day after the Expiration Date of the tender offer or exchange offer.

 “Depositary” means DTC or its nominee or any successor appointed by the Corporation.

 “Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year to and including the Mandatory Conversion Date.

  “Dividend Period” means the period from and including a Dividend Payment Date to but excluding the next Dividend payment Date, except that the initial Dividend Period will commence on and include the Issue Date and will end on and exclude the February 15, 2008 Dividend Payment Date.

 “Dividend Rate” shall have the meaning set forth in Section 4(a).

 “DTC” means The Depository Trust Corporation.

 “Early Conversion” shall have the meaning set forth in Section 9(a).

 “Early Conversion Additional Conversion Amount” shall have the meaning set forth in Section 9(b).

 “Early Conversion Date” shall have the meaning set forth in Section 11(b).

 “Effective Date” shall have the meaning set forth in Section 10(a).

 “Exchange Property” shall have the meaning set forth in Section 14(e).

 “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which shares of the Common Stock trade without the right to receive such issuance or distribution.

 “Expiration Date” shall have the meaning set forth in Section 14(a)(vi).

 “Expiration Time” shall have the meaning set forth in Section 14(a)(vi).

 “Fair Market Value” means the fair market value as determined in good faith by the Board of Directors (or an authorized committee thereof), whose determination shall be conclusive and set forth in a resolution of the Board of Directors (or such authorized committee).

 “Fixed Conversion Rates”  means the Maximum Conversion Rate and the Minimum Conversion Rate.

 “Global Preferred Share”  shall have the meaning set forth in Section 17(a).

 “Global Shares Legend” shall have the meaning set forth in Section 17(a).

 “Holder” means each person in whose name shares of the Mandatory Convertible Preferred Stock are registered, who shall be treated by the Corporation and the Registrar as the absolute owner of those shares of Mandatory Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

 “Initial Price” shall have the meaning set forth in Section 8(b)(ii).

 “Issue Date” shall mean November 7, 2007, the original date of issuance of the Mandatory Convertible Preferred Stock.

 “Junior Stock” means the Common Stock and each other class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

“Liquidation Preference” means, as to the Mandatory Convertible Preferred Stock, $100.00 per share.

  “Mandatory Conversion Additional Conversion Amount” shall have the meaning set forth in Section 8(d).

 “Mandatory Conversion Date” means November 15, 2010.

 “Mandatory Conversion Rate” shall have the meaning set forth in Section 8(b).

 “Mandatory Convertible Preferred Stock” shall have the meaning set forth in Section 1.

 “Maximum Conversion Rate”  shall have the meaning set forth in Section 8(b)(iii).

 “Minimum Conversion Rate”  shall have the meaning set forth in Section 8(b)(i).

 “Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, or the Secretary of the Corporation.

 “Officer’s Certificate” means a certificate of the Corporation, signed by any duly authorized Officer of the Corporation.

 “Parity Stock” means any class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

 “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

 “Preferred Stock” shall have the meaning set forth in the recitals.

 “Record Date” means the February 1, May 1, August 1 and November 1 immediately preceding the Dividend Payment Date on February 15, May 15, August 15 and November 15, respectively.  These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

 “Record Holder” means a Holder of record of the Mandatory Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at 5:00 p.m., New York City time, on a Record Date.

 “Registrar” shall initially mean Mellon Investor Services LLC, the Corporation’s duly appointed transfer agent, registrar, and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock and any successor appointed under Section 16.

“Reorganization Event” shall have the meaning set forth in Section 14(e).

 “Senior Stock” means any class of capital stock or series of Preferred Stock established after the Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon the Corporation’s liquidation, winding-up or dissolution.

 “Share Cap” shall have the meaning set forth in Section 4A(e).

 “Shelf Registration Statement” shall mean a shelf registration statement filed with the Securities and Exchange Commission in connection with the issuance of or resales of shares of Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion.

  “Spin-Off” means a dividend or other distribution of shares to all or substantially all holders of Common Stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of the Corporation.

 “Stock Price” means the price paid per share of Common Stock in a Cash Acquisition. If the consideration paid consists only of cash, the Stock Price shall equal the amount of cash paid per share. If the consideration paid consists of any property other than cash, the Stock Price shall be the average of the Closing Prices per share of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day preceding the Effective Date.

 “Threshold Appreciation Price” shall have the meaning set forth in Section 8(b)(i).

 “Trading Day” means a day on which the Common Stock:

 (a)  is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

 (b)  has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

 “Transfer Agent” shall initially mean Mellon Investor Services LLC, the Corporation’s duly appointed transfer agent, registrar, and conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock and any successor appointed under Section 16.

 (4A)           Method of Payment of Dividends. (a)  Subject to Section 4A(e), any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock, whether or not for a current Dividend Period or any prior Dividend Period (including in connection with the payment of accumulated and declared and unpaid dividends to the extent required to be paid pursuant to Section 8, 9 or 10), may be paid by the Corporation, as determined in the Corporation’s sole discretion:

 (i)           in cash;

 (ii)           by delivery of shares of Common Stock; or

 (iii)           through any combination of cash and shares of Common Stock.

 (b)           Each payment of a declared dividend on the Mandatory Convertible Preferred Stock shall be made in cash, except to the extent the Corporation elects to make all or any portion of such payment in Common Stock.  The Corporation may make such election by giving notice to Holders thereof of such election and the portions of such payment that shall be made in cash and in Common Stock no later than 10 Trading Days prior to the Dividend Payment Date for such dividend.

 (c)           Common Stock issued in payment or partial payment of a declared dividend shall be valued for such purpose at 97% of the average of the Closing Prices per share of Common Stock over the five consecutive Trading Day period ending on the second Trading Day immediately preceding:

 (i)           the applicable Dividend Payment Date, in respect of a dividend payable on any such date; or

 (ii)           the Mandatory Conversion Date, the Early Conversion Date or the Cash Acquisition Conversion Date, as applicable, in respect of a dividend payable on such date.

 (d)           No fractional shares of Common Stock shall be delivered to Holders in payment or partial payment of a dividend. A cash adjustment shall be paid to each Holder that would otherwise be entitled to a fraction of a share of Common Stock based on the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the second Trading Day immediately preceding the Dividend Payment Date or Conversion Date on which such dividend is payable.

(e)           Notwithstanding the foregoing, in no event shall the number of shares of Common Stock delivered in connection with any regular dividend payment or any dividend payment made in connection with a conversion exceed a number equal to the total dividend payment divided by $4.34 (this number of shares, the “Share Cap”), subject to adjustment in the same manner (but on an inversely proportional basis) as each Fixed Conversion Rate as set forth in Section 14.  To the extent the Corporation does not deliver shares of Common Stock as a result of the Share Cap and the Corporation is legally able to do so, the Corporation shall, notwithstanding any notice by it to the contrary, pay the remaining declared and unpaid dividends in cash.

 (f)           To the extent that the Corporation, in its reasonable judgment, determines that a Shelf Registration Statement is required in connection with the issuance of, or for resales of, Common Stock issued as payment of a dividend, including dividends paid in connection with a conversion, the Corporation shall, to the extent such a Shelf Registration Statement is not currently filed and effective, use its reasonable best efforts to file and maintain the effectiveness of such a Shelf Registration Statement until the earlier of such time as all shares of Common Stock have been resold thereunder and such time as all such shares are freely tradeable without registration.  To the extent applicable, the Corporation shall also use its reasonable best efforts to have the shares of Common Stock qualified or registered under applicable state securities laws, if required, and approved for listing on the New York Stock Exchange (or if the Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed).

 (5)           Payment Restrictions. (a)  Unless all accumulated and unpaid dividends on Mandatory Convertible Preferred Stock for all prior Dividend Periods shall have been paid in full, the Corporation shall not:

 (i)           declare or pay any dividend or make any distribution of assets on any Junior Stock, other than dividends or distributions in the form of Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution;

 (ii)           redeem, purchase or otherwise acquire any shares of Junior Stock or pay or make any monies available for a sinking fund for such shares of Junior Stock, other than (A) upon conversion or exchange for other Junior Stock or (B) the purchase of fractional interests in shares of any Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock;

 (iii)           except as provided in Section 5(b), declare or pay any dividend or make any distribution of assets on any shares of Parity Stock, other than dividends or distributions in the form of Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such dividend or distribution; or

 (iv)           redeem, purchase or otherwise acquire any shares of Parity Stock, except upon conversion into or exchange for other Parity Stock or Junior Stock and cash solely in lieu of fractional shares in connection with any such conversion or exchange.

 (b)           When dividends are not paid in full upon the shares of Mandatory Convertible Preferred Stock, all dividends declared on Mandatory Convertible Preferred Stock and any other Parity Stock shall be paid either:

 (i)           pro rata so that the amount of dividends so declared on the shares of Mandatory Convertible Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Mandatory Convertible Preferred Stock and such other class or series of Parity Stock bear to each other; or

 (ii)           on another basis that is at least as favorable to the Holders entitled to receive such dividends.

 (6)           Voting Rights. (a)  The Holders shall have no voting rights except as set forth below or as otherwise required by Delaware law from time to time:

(i)           If and whenever at any time or times a Voting Rights Triggering Event occurs, then the Holders of shares of Mandatory Convertible Preferred Stock, voting as a single class with any Parity Stock having similar voting rights that are exercisable (the “Voting Rights Class”), shall be entitled at the Corporation’s next regular or special meeting of shareholders of the Corporation to elect two additional directors to the Board of Directors. Upon the election of any such additional directors, the number of directors that comprise the Board of Directors shall be increased by such number of additional directors.

 (ii)           Such voting rights may be exercised at a special meeting of the holders of the shares of the Voting Rights Class, called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends in arrears on the shares of Mandatory Convertible Preferred Stock shall have been paid in full, at which time or times such voting rights and the term of the directors elected pursuant to Section 6(a)(i) shall terminate.

 (iii)           At any time when voting rights pursuant to Section 6(a)(i) shall have vested and be continuing in Holders, or if a vacancy shall exist in the office of any such additional director, the Board of Directors may call, and, upon written request of the Holders of at least twenty-five percent (25%) of the outstanding Mandatory Convertible Preferred Stock addressed to the chairman of the Board of Directors shall call, a special meeting of the holders of shares of the Voting Rights Class (voting as a single class) for the purpose of electing the directors that such holders are entitled to elect. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation, or, if none, at a place designated by the Board of Directors. Notwithstanding the provisions of this Section 6(a)(iii), no such special meeting shall be called during a period within the 60 days immediately preceding the date fixed for the next annual meeting of shareholders, in which case the election of directors pursuant to Section 6(a)(i) shall be held at such annual meeting of shareholders.
 (iv)           At any meeting at which the holders of the Voting Rights Class shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of shares representing at least a majority in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. The affirmative vote of the holders of the Voting Rights Class constituting a majority of the voting power of the then outstanding shares of the Voting Rights Class present at such meeting, in person or by proxy, shall be sufficient to elect any such director.

(v)           Any director elected pursuant to the voting rights created under this Section 6(a) shall hold office until the next annual meeting of shareholders (unless such term has previously terminated pursuant to Section 6(a)(ii)) and any vacancy in respect of any such director shall be filled only by vote of the remaining director so elected by holders of the Voting

Rights Class, or if there be no such remaining director, by the holders of shares of the Voting Rights Class at a special meeting called in accordance with the procedures set forth in this Section 6(a), or, if no such special meeting is called, at the next annual meeting of shareholders. Upon any termination of such voting rights, the term of office of all directors elected pursuant to this Section 6(a) shall terminate.

 (vi)           So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of Mandatory Convertible Preferred Stock and all other shares of the Voting Rights Class, voting as a single class, in person or by proxy, at an annual meeting of the Corporation’s shareholders or at a special meeting called for such purpose, or by written consent in lieu of such meeting, alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Amended and Restated Certificate of Incorporation or this Certificate if the amendment would amend, alter or affect the powers, preferences or rights of Mandatory Convertible Preferred Stock so as to adversely affect the Holders thereof, including, without limitation, the creation of, increase in the authorized number of, or issuance of, shares of any class or series of Senior Stock.

(vii)           In exercising the voting rights set forth in this Section 6(a), each share of Mandatory Convertible Preferred Stock and any other shares of the Voting Rights Class participating in the votes described above shall be in proportion to the liquidation preference of such share.

(b)           The Corporation may authorize, increase the authorized amount of, or issue any shares of any class or series of Parity Stock or Junior Stock, without the consent of the Holders, and in taking such actions the Corporation shall not be deemed to have affected adversely the powers, preferences or rights of Holders of shares of Mandatory Convertible Preferred Stock.

 (7)           Liquidation, Dissolution or Winding-Up. (a)  In the event of any liquidation, winding-up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive the Liquidation Preference plus an amount equal to accumulated and unpaid dividends on the shares to the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation available for distribution to its shareholders, after satisfaction of liabilities owed to the Corporation’s creditors and before any payment or distribution is made on any Junior Stock, including, without limitation, Common Stock.

 (b)           Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding-up or dissolution of its business), nor the merger or consolidation of the Corporation into or with any other Person, shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 7.

 (c)           After the payment to the Holders of full preferential amounts provided for in this Section 7, the Holders as such shall have no right or claim to any of the remaining assets of the Corporation.

 (d)           If upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to the Liquidation Preference plus an amount equal to accumulated and unpaid dividends of the Mandatory Convertible Preferred Stock and all Parity Stock are not paid in full, the Holders and all holders of the Parity Stock will share equally and ratably in any distribution of the Corporation’s assets in proportion to the Liquidation Preference and an amount equal to the accumulated and unpaid dividends to which such holders are entitled.

 (8)           Mandatory Conversion on the Mandatory Conversion Date. (a)  Each share of Mandatory Convertible Preferred Stock shall automatically convert (unless previously converted at the option of the Holder in accordance with Section 9 or pursuant to an exercise of a Cash Acquisition Conversion right pursuant to Section 10) on the Mandatory Conversion Date, into a number of shares of Common Stock equal to the Mandatory Conversion Rate.

 (b)           The “Mandatory Conversion Rate” shall be as follows:

 (i)           if the Applicable Market Value of the Common Stock is greater than $14.88 (the “Threshold Appreciation Price”), then the Mandatory Conversion Rate shall be equal to 6.7204 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Minimum Conversion Rate”);

 (ii)           if the Applicable Market Value of the Common Stock is less than or equal to the Threshold Appreciation Price but greater than or equal to $12.40 (the “Initial Price” ), then the Mandatory Conversion Rate shall be equal to $100.00 divided by the Applicable Market Value of the Common Stock; or

 (iii)           if the Applicable Market Value of the Common Stock is less than the Initial Price, then the Mandatory Conversion Rate shall be equal to 8.0645 shares of Common Stock per share of Mandatory Convertible Preferred Stock (the “Maximum Conversion Rate”).

 (c)           The Fixed Conversion Rates, the Threshold Appreciation Price, the Initial Price and the Applicable Market Value are each subject to adjustment in accordance with the provisions of Section 14.

 (d)           In addition to the number of shares of Common Stock issuable pursuant to Section 8(a), the Holders on the Mandatory Conversion Date shall have the right to receive an amount equal to all accumulated and declared and unpaid dividends on the Mandatory Convertible Preferred Stock, for the then-current Dividend Period ending on the Mandatory Conversion Date and all prior Dividend Periods (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Record Holders as of a prior Record Date).

 If on the Mandatory Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends payable on such date, the Mandatory Conversion Rate will be adjusted so that Holders receive an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (“Mandatory Conversion Additional Conversion Amount”) divided by the average of the Closing Prices of the Common Stock over the twenty consecutive Trading Day period ending on the third Trading Day immediately preceding the Mandatory Conversion Date;  provided, however,  that in no event shall the Corporation increase the number of shares of Common Stock to be issued in excess of the Share Cap. To the extent that the Corporation does not deliver any or all of the additional shares as a result of the Share Cap, the Holders shall not have any claim whatsoever against the Corporation in respect of the remaining Mandatory Conversion Additional Conversion Amount.

 (9)           Early Conversion at the Option of the Holder. (a)  Other than during a Cash Acquisition Conversion Period, the Holders shall have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to the Mandatory Conversion Date (“Early Conversion”), into shares of Common Stock at the Minimum Conversion Rate, subject to satisfaction of the conversion procedures set forth in Section 11.

 (b)           In addition to the number of shares of Common Stock issuable pursuant to Section 9(a), with respect to each share of Mandatory Convertible Preferred Stock being converted, the converting Holder shall have the right to receive as of the Early Conversion Date all accumulated and declared and unpaid dividends for all prior Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Early Conversion Date (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Record Holders as of a prior Record Date).

 If on the Early Conversion Date the Corporation has not declared all or any portion of the accumulated and unpaid dividends payable for such prior dividend periods, the Minimum Conversion Rate will be adjusted so that the converting Holder receives an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “Early Conversion Additional Conversion Amount”), divided by the average of the Closing Prices of the Common Stock over the twenty consecutive Trading Day period ending on the third Trading Day immediately preceding the Early Conversion Date;  provided, however , that in no event shall the Corporation increase the number of shares of Common Stock to be issued in excess of the Share Cap. To the extent that the Corporation does not deliver any or all additional shares as a result of the Share Cap, the Holders shall not have any claim whatsoever against the Corporation in respect of the remaining Early Conversion Additional Conversion Amount.  Except as described above, upon any Early Conversion of the Mandatory Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on the Mandatory Convertible Preferred Stock.

 (10)           Cash Acquisition Conversion. (a)  If a Cash Acquisition occurs, the Holders shall have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock) (such right of the Holders to convert their shares pursuant to this Section 10(a) being the “Cash Acquisition Conversion”) during a period (the “Cash Acquisition Conversion Period”) that begins on the effective date of such Cash Acquisition (the “Effective Date”) and ends at 5:00 p.m., New York City time, on the date that is 15 calendar days after the Effective Date (or, if earlier, the Mandatory Conversion Date) into shares of Common Stock at the Cash Acquisition Conversion Rate (as adjusted pursuant to Section 14).

(b)           On or before the twentieth calendar day prior to the anticipated effective date of the Cash Acquisition, a written notice (the “Cash Acquisition Notice”) shall be sent by or on behalf of the Corporation, by first-class mail, postage prepaid, to the Holders of record as they appear on the stock register of the Corporation. Such notice shall state:

 (i)           the anticipated effective of the Cash Acquisition;

(ii)           that Holders shall have the right to effect a Cash Acquisition Conversion in connection with such Cash Acquisition during the Cash Acquisition Conversion Period;

 (iii)           the Cash Acquisition Conversion Period;

 (iv)           if the Corporation shall elect to pay any amount payable pursuant to Section 10(c) below in shares of Common Stock or a combination cash and shares of Common Stock, that the Corporation shall pay such amount payable in full in shares or in a combination of cash and shares of Common Stock (and if so, will specify the combination, which may be in percentage terms); and

 (v)           the instructions a Holder must follow to effect a Cash Acquisition Conversion in connection with such Cash Acquisition.

 (c)           Upon any conversion pursuant to Section 10(a), in addition to issuing to the converting Holders the number of shares of Common Stock at the Cash Acquisition Conversion Rate, the Corporation shall:

 (i)           (x)           pay the converting Holders in cash (or in the Corporation’s sole discretion (subject to the Share Cap) in shares of Common Stock or a combination of cash and shares of Common Stock) to the extent the Corporation is legally permitted to do so, the sum of:

 (A)           an amount equal to any accumulated and declared and unpaid dividends on shares of Mandatory Convertible Preferred Stock subject to such Cash Acquisition Conversion (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Record Holders as of a prior Record Date), and

(B)           the present value of all dividend payments on the shares of Mandatory Convertible Preferred Stock subject to such Cash Acquisition Conversion for all remaining Dividend Periods from the Effective Date to but excluding the Mandatory Conversion Date (the “Cash Acquisition Dividend Make-Whole Amount”) (the present value of the remaining future dividend payments shall be computed using a discount rate equal to 10.00%), or

(y)           increase the number of shares of Common Stock to be issued on conversion by a number equal to (A) the sum of any accumulated and declared and unpaid dividends and the Cash Acquisition Dividend Make-Whole Amount, divided by (B) the Stock Price; and

(ii)           if the Corporation has not declared all or any portion of the accumulated and unpaid dividends payable on the Effective Date, the Cash Acquisition Conversion Rate will be adjusted so that converting Holders receive an additional number of shares of Common Stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “Cash Acquisition Conversion Additional Conversion Amount”), divided by the Stock Price; provided, however , that in no event shall the Corporation increase the number of shares of Common Stock to be issued in excess of the Share Cap. To the extent that the Corporation does not deliver any or all additional shares as a result of the Share Cap, the Holders shall not have any claim whatsoever against the Corporation in respect of the remaining Cash Acquisition Conversion Additional Conversion Amount.

(11)           Conversion Procedures. (a)   Pursuant to Section 8, on the Mandatory Conversion Date, any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of Common Stock.  The person or persons entitled to receive the shares of Common Stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the Mandatory Conversion Date.  Except as provided under Section 14(c)(ii), prior to 5:00 p.m., New York City time, on the Mandatory Conversion Date, the shares of Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and Holders shall have no rights with respect to such shares of Common Stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the Common Stock, by virtue of holding the Mandatory Convertible Preferred Stock.

b)           To effect an Early Conversion pursuant to Section 9, a Holder who:

 (i)           holds a beneficial interest in a global share of Mandatory Convertible Preferred stock must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled and, if required, pay all transfer or similar taxes or duties, if any; or

 (ii)           holds shares of Mandatory Convertible Preferred Stock in certificated form must:

 (A)           complete and manually sign the conversion notice on the back of the Mandatory Convertible Preferred Stock certificate or a facsimile of the conversion notice;

 (B)           deliver the completed conversion notice and the certificated shares of Mandatory Convertible Preferred Stock to be converted to the Conversion Agent;

(C)           if required, furnish appropriate endorsements and transfer documents;

 (D)           if required, pay funds equal to the dividend payable on the next Dividend Payment Date to which such Holder is not entitled by virtue of Section 9(b) which provides that, with respect to declared dividends, an early converting Holder is entitled to receive as of the Early Conversion Date only all accumulated and declared and unpaid dividends for all prior Dividend Periods ending on or prior to the Dividend Payment Date immediately preceding the Early Conversion Date (other than previously declared dividends on the Mandatory Convertible Preferred Stock payable to Record Holders as of a prior Record Date); and

 (E)           if required, pay all transfer or similar taxes or duties, if any.

 The Early Conversion will be effective on the date on which a Holder has satisfied all of the foregoing requirements, to the extent applicable (“Early Conversion Date”).  A Holder will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder will be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder. A certificate representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid in full.

 The person or persons entitled to receive the Common Stock issuable upon Early Conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Early Conversion Date.  No allowance or adjustment, except as set forth in Section 14, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Early Conversion Date.  Prior to the applicable Early Conversion Date, shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Mandatory Convertible Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.

In the event that an Early Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Early Conversion the Corporation shall execute and the Registrar shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Early Conversion was not effected.

 The Corporation shall deliver the shares of Common Stock and the amount of cash, if any, to which the Holder converting pursuant to Section 9 is entitled on or prior to the third Trading Day immediately following the Early Conversion Date.

(c)           To effect a Cash Acquisition Conversion pursuant to Section 10, a Holder shall deliver to the Conversion Agent at any time during the Cash Acquisition Conversion Period, the certificate(s) (if such shares are held in certificated form) evidencing the shares of Mandatory Convertible Preferred Stock with respect to which the Cash Acquisition Conversion right is being exercised, duly assigned or endorsed for transfer to the Corporation, or accompanied by duly executed stock powers relating thereto, or in blank, with a written notice to the Corporation stating the Holder’s intention to convert early in connection with the Cash Acquisition containing the information set forth in Section 11(b) and paying the transfer or similar taxes or duties, if any.  If a Holder holds a beneficial interest in a global share of Mandatory Convertible Preferred Stock, such Holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if required, pay all transfer or similar taxes or duties, if any.  A Holder will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Common Stock if such Holder exercises its conversion rights, but such Holder will be required to pay any transfer or similar tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Common Stock in a name other than the name of such Holder.  A certificate representing Common Stock will be issued and delivered only after all applicable taxes and duties, if any, payable by the Holder have been paid in full.  For the avoidance of doubt, Holders who do not submit their conversion notice during the Cash Acquisition Conversion Period shall not be entitled to convert their shares of Mandatory Convertible Preferred Stock at the Cash Acquisition Conversion Rate or to receive the Cash Acquisition Dividend Make-Whole Amount.

 The person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of 5:00 p.m., New York City time, on the applicable Cash Acquisition Conversion Date. No allowance or adjustment, except as set forth in Section 14, shall be made in respect of dividends payable to holders of Common Stock of record as of any date prior to such applicable Cash Acquisition Conversion Date.  Prior to such applicable Cash Acquisition Conversion Date, shares of Common Stock issuable upon conversion of any shares of Mandatory Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders of shares of Mandatory Convertible Preferred Stock shall have no rights with respect to the Common Stock (including voting rights, rights to respond to tender offers for the Common Stock and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding shares of Mandatory Convertible Preferred Stock.

 In the event that a Cash Acquisition Conversion is effected with respect to shares of Mandatory Convertible Preferred Stock representing less than all the shares of Mandatory Convertible Preferred Stock held by a Holder, upon such Cash Acquisition Conversion the Corporation shall execute and the Registrar shall countersign and deliver to the Holder thereof, at the expense of the Corporation, a certificate evidencing the shares of Mandatory Convertible Preferred Stock as to which Cash Acquisition Conversion was not effected.

 The Corporation shall deliver the shares of Common Stock and the amount of cash to which the Holder converting pursuant to Section 10 is entitled on or prior to the third Trading Day immediately following the Cash Acquisition Conversion Date.

(d)           Shares of Mandatory Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Common Stock issuable upon conversion of such shares of Mandatory Convertible Preferred Stock and other amounts and shares of Common Stock, if any, to which they are entitled pursuant to Section 8, 9 or 10, as applicable.

 (e)           In the event that a Holder of shares of Mandatory Convertible Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such Mandatory Convertible Preferred Stock should be registered or the address to which the certificate or certificates representing such shares of Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder of such Mandatory Convertible Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares of Common Stock to the address of such Holder shown on the records of the Corporation.

 (12)           Reservation of Common Stock.  (a)  The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares held in the treasury of the Corporation, solely for issuance upon the conversion of shares of Mandatory Convertible Preferred Stock as herein provided, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Mandatory Convertible Preferred Stock then outstanding. For purposes of this Section 12(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Mandatory Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

 (b)           Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Mandatory Convertible Preferred Stock, as herein provided, shares of Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

 (c)           All shares of Common Stock delivered upon conversion of the Mandatory Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

 (d)           Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Mandatory Convertible Preferred Stock, the Corporation shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

 (e)           The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock;  provided, however , that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Common Stock until the first conversion of Mandatory Convertible Preferred Stock into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Mandatory Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

(13)           Fractional Shares.  (a)  No fractional shares of Common Stock shall be issued as a result of any conversion of shares of Mandatory Convertible Preferred Stock.

(b)           In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 or a conversion at the option of the Holder pursuant to Section 9 or Section 10, the Corporation shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of:

 (i)           in the case of a mandatory conversion pursuant to Section 8 or a Cash Acquisition Conversion pursuant to Section 10, the average of the Closing Prices over the five consecutive Trading Day period preceding the Trading Day immediately preceding the Mandatory Conversion Date or Cash Acquisition Conversion Date, as applicable; or

 (ii)           in the case of an Early Conversion pursuant to Section 9, the Closing Price of the Common Stock on the second Trading Day immediately preceding the Early Conversion Date.

 (c)           If more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

 (14)           Anti-Dilution Adjustments to the Fixed Conversion Rates. (a) Each Fixed Conversion Rate shall be subject to the following adjustments:

(i)           Stock Dividends and Distributions. If the Corporation issues Common Stock to all or substantially all of the holders of Common Stock as a dividend or other distribution, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such dividend or other distribution will be divided by a fraction:

 (A)           the numerator of which is the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination, and

(B)             he denominator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the total number of shares of Common Stock constituting such dividend or other distribution.

 Any adjustment made pursuant to this clause (i) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (i) is declared but not so paid or made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Fixed Conversion Rate that would be in effect if such dividend or distribution had not been declared.   For the purposes of this clause (i), the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Corporation.

 (ii)           Issuance of Stock Purchase Rights. If the Corporation issues to all or substantially all holders of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans), entitling such holders, for a period of up to 45 calendar days from the date of issuance of such rights or warrants, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such rights or warrants will be increased by multiplying such Fixed Conversion Rate by a fraction:

 (A)           the numerator of which is the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock issuable pursuant to such rights or warrants, and

 (B)           the denominator of which shall be the sum of the number of shares of Common Stock outstanding at 5:00 p.m., New York City time, on the date fixed for such determination and the number of shares of Common Stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants divided by the Current Market Price.

 Any adjustment made pursuant to this clause (ii) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (ii) are not so issued, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to such Fixed Conversion Rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each Fixed Conversion Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors (or an authorized committee thereof), whose determination shall be conclusive).  For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares held in treasury by the Corporation but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock. The Corporation shall not issue any such rights or warrants in respect of shares of Common Stock held in treasury by the Corporation.

  (iii)           Subdivisions and Combinations of the Common Stock. If outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a lesser number of shares of Common Stock, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the effective date of such subdivision or combination shall be multiplied by a fraction:

 (A)           the numerator of which is the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

 (B)           the denominator of which is the number of shares of Common Stock outstanding immediately prior to such subdivision or combination.

 Any adjustment made pursuant to this clause (iii) shall become effective immediately after 5:00 p.m., New York City time, on the effective date of such subdivision or combination.

 (iv)           Debt or Asset Distribution. (A)  If the Corporation distributes to all or substantially all holders of Common Stock evidences of its indebtedness, shares of capital stock, securities, cash or other assets (excluding (1) any dividend or distribution covered by Section 14(a)(i), (2) any rights or warrants covered by Section 14(a)(ii), (3) any dividend or distribution covered by Section 14(a)(v) and (4) any Spin-Off to which the provisions set forth in Section 14(a)(iv)(B) apply), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

 1.           the numerator of which is the Current Market Price, and

 2.           the denominator of which is the Current Market Price minus the Fair Market Value, on such date fixed for determination, of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other assets so distributed applicable to one share of Common Stock.

 (B)           In the case of a Spin-Off, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for the determination of holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

 1.           the numerator of which is the sum of (x) the Current Market Price and (y) the Fair Market Value of the portion of those shares of capital  stock or similar equity interests so distributed which is applicable to one share of Common Stock as of the fifteenth Trading Day after the Ex-Date for such distribution (or, if such shares of capital stock or equity interests are listed on a national or regional securities exchange, the average of the Closing Prices of such securities for the ten consecutive Trading Day period ending on such fifteenth Trading Day), and

 2.           the denominator of which is the Current Market Price.

 Any adjustment made pursuant to this clause (iv) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that such distribution described in this clause (iv) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such distribution had not been declared. If an adjustment to each Fixed Conversion Rate is required under this clause (iv) during any settlement period in respect of shares of Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the shares of Common Stock issuable upon conversion will be delayed to the extent necessary in order to complete the calculations provided for in this clause (iv).

 (v)           Cash Distributions.  If the Corporation distributes an amount exclusively in cash to all or substantially all holders of Common Stock (excluding (1) any cash that is distributed in a Reorganization Event to which Section 14(e) applies, (2) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation or (3) any consideration payable in as part of a tender or exchange offer by the Corporation or any subsidiary of the Corporation), each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date fixed for determination of the holders of Common Stock entitled to receive such distribution will be multiplied by a fraction:

 (A)           the numerator of which is the Current Market Price, and

 (B)           the denominator of which is the Current Market Price minus the amount per share of such distribution.

 Any adjustment made pursuant to this clause (v) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of Common Stock entitled to receive such distribution. In the event that any distribution described in this clause (v) is not so made, each Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to such Fixed Conversion Rate which would then be in effect if such distribution had not been declared.

 (vi)           Self Tender Offers and Exchange Offers.  If the Corporation or any subsidiary of the Corporation successfully completes a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for Common Stock (excluding any securities convertible or exchangeable for Common Stock), where the cash and the value of any other consideration included in the payment per share of Common Stock exceeds the Current Market Price, each Fixed Conversion Rate in effect at 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “Expiration Date”) will be multiplied by a fraction:

(A)           the numerator of which shall be equal to the sum of:

 a.           the aggregate cash and Fair Market Value on the Expiration Date of any other consideration paid or payable for shares of Common Stock validly tendered or exchanged and not withdrawn as of the Expiration Date; and

 b.           the product of the Current Market Price and the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”) on the Expiration Date; and

 (B)           the denominator of which shall be equal to the product of:

 1.           the Current Market Price; and

 2.           the number of shares of Common Stock outstanding immediately prior to the Expiration Time on the Expiration Date.

 Any adjustment made pursuant to this clause (vi) shall become effective immediately after 5:00 p.m., New York City time, on the Expiration Date. In the event that the Corporation or one of its subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversation Rate shall be readjusted to such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (vi) to any tender offer or exchange offer would result in a decrease in each Fixed Conversation Rate, no adjustment shall be made for such tender offer or exchange offer under this clause (vi).  If an adjustment to each Fixed Conversion Rate is required pursuant to this clause (vi) during any settlement period in respect of shares of Mandatory Convertible Preferred Stock that have been tendered for conversion, delivery of the related conversion consideration will be delayed to the extent necessary in order to complete the calculations provided for in this clause (vi).

 (vii)           Except with respect to a Spin-Off, in cases where the Fair Market Value of assets (including cash), debt securities or certain rights, warrants or options to purchase securities of the Corporation as to which Section 14(a)(iv) and Section 14(a)(v) apply, applicable to one share of Common Stock, distributed to holders of Common Stock equals or exceeds the average of the Closing Prices of the Common Stock over the five consecutive Trading Day period ending on the Trading Day before the Ex-Date for such distribution, rather than being entitled to an adjustment in each Fixed Conversion Rate, Holders shall be entitled to receive upon conversion, in addition to a number of shares of Common Stock equal to the applicable conversion rate in effect on the applicable Conversion Date, the kind and amount of assets (including cash), debt securities or rights, warrants or options comprising the distribution that such Holder would have received if such Holder had converted its shares of Mandatory Convertible Preferred Stock immediately prior to the date fixed for determination of the holders of Common Stock entitled to receive the distribution calculated by multiplying the kind and amount of assets

(including cash), debt securities or rights, warrants or options comprising such distribution by the number of shares of Common Stock equal to the Minimum Conversion Rate in effect on the applicable Conversion Date.

 (viii)           Rights Plans. To the extent that the Corporation has a rights plan in effect with respect to the Common Stock on any Conversion Date, upon conversion of any Mandatory Convertible Preferred Stock, Holders shall receive, in addition to the Common Stock, the rights under such rights plan, unless, prior to such Conversion Date, the rights have separated from the Common Stock, in which case each Fixed Conversion Rate shall be adjusted at the time of separation of such rights as if the Corporation made a distribution to all holders of the Common Stock as described in Section 14(a)(iv), subject to readjustment in the event of the expiration, termination or redemption of such rights.

 (b)           Adjustment for Tax Reasons. The Corporation may make such increases in each Fixed Conversion Rate, in addition to any other increases required by this Section 14, as the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reasons;  provided  that the same proportionate adjustment must be made to each Fixed Conversion Rate.

 (c)           Calculation of Adjustments; Adjustments to Threshold Appreciation Price, Initial Price and Stock Price. (i) All adjustments to each Fixed Conversion Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock. Prior to the Mandatory Conversion Date, no adjustment in a Fixed Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent therein;  provided , that any adjustments which by reason of this Section 14(c)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment;  provided, however  that with respect to adjustments to be made to the Fixed Conversion Rates in connection with cash dividends paid by the Corporation, the Fixed Conversion Rates shall be adjusted regardless of whether such aggregate adjustments amount to one percent or more of the Fixed Conversion Rates no later than February 15 of each calendar year;  provided, further  that on the earlier of the Mandatory Conversion Date, an Early Conversion Date and the Effective Date of a Cash Acquisition, adjustments to each Fixed Conversion Rate shall be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

 (ii)           If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 14(a) or 14(b), an inversely proportional adjustment shall also be made to the Threshold Appreciation Price and the Initial Price solely for purposes of determining which of clauses (i), (ii) and (iii) of Section 8(b) shall apply on the Mandatory Conversion Date. Such adjustment shall be made by dividing each of the Threshold Appreciation Price and the Initial Price by a fraction, the numerator of which shall be either Fixed Conversion Rate immediately after such adjustment pursuant to Sections 14(a) or 14(b) and the denominator of which shall be such Fixed

Conversion Rate immediately before such adjustment.  The Corporation shall make appropriate adjustments to the Closing Prices prior to the relevant Ex-Date used to calculate the Applicable Market Value to account for any adjustments to the Initial Price, the Threshold Appreciation Price and the Fixed Conversion Rates that become effective during the 20 consecutive Trading Day period used for calculating the Applicable Market Value

(iii)           If:

 (A)           the record date for a dividend or distribution on Common Stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

(B)           such dividend or distribution would have resulted in an adjustment of the number of shares of Common Stock issuable to the Holders had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then the Corporation shall deem the Holders to be holders of record of Common Stock for purposes of that dividend or distribution. In this case, the Holders would receive the dividend or distribution on Common Stock together with the number of shares of Common Stock issuable upon the Mandatory Conversion Date.

 (iv)           If an adjustment is made to the Fixed Conversion Rates pursuant to Sections 14(a) or 14(b), a proportional adjustment shall be made to each Stock Price column heading set forth in the table included in the definition of “Cash Acquisition Conversion Rate.” Such adjustment shall be made by multiplying each Stock Price included in such table by a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to such adjustment and the denominator of which is the Minimum Conversion Rate immediately after such adjustment.

(v)           No adjustment to the Fixed Conversion Rates shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment.  In addition, the applicable Conversion Rate shall not be adjusted:

 (A)           upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Corporation’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

 (B)           upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Corporation or any of its subsidiaries;

 (C)           upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the Issue Date; or

 (D)           for a change in the par value or no par value of the Common Stock.

 (d)           Notice of Adjustment. Whenever the Fixed Conversion Rates and the Cash Acquisition Conversion Rates are to be adjusted, the Corporation shall:

 (i)           compute such adjusted Fixed Conversion Rates and Cash Acquisition Conversion Rates and prepare and transmit to the Transfer Agent an Officer’s Certificate setting forth such adjusted Fixed Conversion Rates and Cash Acquisition Conversion Rates, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based;

 (ii)           as soon as practicable following the occurrence of an event that requires an adjustment to the Fixed Conversion Rates and the Cash Acquisition Conversion Rates (or if the Corporation is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and

 (iii)           as soon as practicable following the determination of such adjusted Fixed Conversion Rates and Cash Acquisition Conversion Rates provide, or cause to be provided, to the Holders a statement setting forth in reasonable detail the method by which the adjustment to such Fixed Conversion Rates and Cash Acquisition Conversion Rates, as applicable, was determined and setting forth such adjusted Fixed Conversion Rates or Cash Acquisition Conversion Rates.

 (e)           Reorganization Events. In the event of:

(i)           any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the continuing corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

 (ii)           any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

 (iii)           any reclassification of Common Stock into securities including securities other than Common Stock; or

 (iv)           any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

 (each, a “Reorganization Event ”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Eve nt shall, without the consent of Holders, become convertible into the kind of securities, cash and other property (the “Exchange Property”) that such Holder would have been entitled to receive if such Holder had converted its Mandatory Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event.  For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.  The number of units of Exchange Property for each share of Mandatory Convertible Preferred Stock converted following the Effective Date of such Reorganization Event shall be determined by the applicable conversion rate then in effect on the applicable Conversion Date (without any interest thereon and without any right to dividends or distributions thereon which have a record date that is prior to the Conversion Date).  The applicable conversion rate shall be (1) in the case of an Early Conversion Date, the Minimum Conversion Rate, and (2) otherwise, the Mandatory Conversion Rate as determined under Section 8(b) based upon the Applicable Market Value.

 For purposes of this Section 14(e), “Applicable Market Value” shall be deemed to refer to the Applicable Market Value of the Exchange Property and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Exchange Property, based on the Closing Price of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose. For purposes of this Section 14(e), the term “Closing Price” shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property. For purposes of this Section 14(e), references to Common Stock in the definition of “Trading Day” shall be replaced by references to any publicly traded securities that comprise all or part of the Exchange Property.

 The above provisions of this Section 14(e) shall similarly apply to successive Reorganization Events and the provisions of Section 14 shall apply to any shares of capital stock of the Corporation (or any successor) received by the holders of Common Stock in any such Reorganization Event.

 The Corporation (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 14(e).

 (15)           Replacement Stock Certificates. (a) If physical certificates are issued, and any of the Mandatory Convertible Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Mandatory Convertible Preferred Stock certificate, or in lieu of and substitution for the Mandatory Convertible Preferred Stock certificate lost, stolen or destroyed, a new Mandatory Convertible Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Mandatory Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Mandatory Convertible Preferred Stock certificate and indemnity, if requested, satisfactory to the Corporation and the Registrar.

(b)           The Corporation is not required to issue any certificates representing the Mandatory Convertible Preferred Stock on or after the Mandatory Conversion Date. In lieu of the delivery of a replacement certificate following the Mandatory Conversion Date, the Registrar, upon delivery of the evidence and indemnity described above, shall deliver the shares of Common Stock issuable pursuant to the terms of the Mandatory Convertible Preferred Stock formerly evidenced by the certificate.

 (16)           Transfer Agent, Registrar, and Conversion and Dividend Disbursing Agent. The duly appointed Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent for the Mandatory Convertible Preferred Stock shall be Mellon Investor Services LLC. The Corporation may, in its sole discretion, remove the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent in accordance with the agreement between the Corporation and the Transfer Agent, Registrar or Conversion and Dividend Disbursing Agent, as the case may be;  provided  that if the Corporation removes the Transfer Agent or Registrar, the Corporation shall appoint a successor transfer agent or registrar, as the case may be, who shall accept such appointment prior to the effectiveness of such removal. Upon any such removal or appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

 (17)           Form.  (a)  The Mandatory Convertible Preferred Stock shall be issued in the form of one or more permanent global shares of Mandatory Convertible Preferred Stock in definitive, fully registered form with the global legend (the “Global Shares Legend”) as set forth on the form of Mandatory Convertible Preferred Stock certificate attached hereto as Exhibit A (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made a part of this Certificate. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage ( provided  that any such notation, legend or endorsement is in a form acceptable to the Corporation). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for DTC or a Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided. This Section 17(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Corporation shall execute and the Registrar shall, in accordance with this Section 17, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members ”) shall have no rights under this Certificate, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the

Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holders may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Mandatory Convertible Preferred Stock, this Certificate or the Amended and Restated Certificate of Incorporation. Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Mandatory Convertible Preferred Stock, unless (x) the Depositary is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for the Depositary within 90 days, (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Corporation does not appoint a qualified replacement for the Depositary within 90 days or (z) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary). In any such case, the Global Preferred Shares shall be exchanged in whole for definitive shares of Mandatory Convertible Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference. Definitive shares of Mandatory Convertible Preferred Stock shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

 (b)           (i)           An Officer shall sign the Global Preferred Shares for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature.

 (ii)           If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigns the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

 (iii)           A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. The signature shall be conclusive evidence that such Global Preferred Share has been countersigned under this Certificate. Each Global Preferred Share shall be dated the date of its countersignature.

 (18)           Miscellaneous.  (a)  All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate) with postage prepaid, addressed: (i) if to the Corporation, to its office at 1615 Poydras St, New Orleans LA 70112 (Attention: Kathleen L. Quirk) or to the Registrar at its Corporate Trust Office, or other agent of the Corporation designated as permitted by this Certificate, or (ii) if to any holder of the Mandatory Convertible Preferred Stock or shares of Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent or registrar for the Mandatory Convertible Preferred Stock or Common Stock, as the case may be), or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

 (b)           The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Mandatory Convertible Preferred Stock or shares of Common Stock or other securities issued on account of

Mandatory Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Mandatory Convertible Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Mandatory Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c)           The Liquidation Preference and the Dividend Rate each shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Mandatory Convertible Preferred Stock. Such adjustments shall be determined in good faith by the Board of Directors and submitted by the Board of Directors to the Transfer Agent.

________

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be executed and attested to by the undersigned this 7th day of November, 2007.

MCMORAN EXPLORATION CO.

By:           _______________
Name:       Nancy D. Parmelee
Title:         Senior Vice President, Chief Financial Officer & Secretary

ATTEST:
By:           __________________
Name:      Douglas N. Currault II

November 7, 2007

EXHIBIT A

FORM OF 6.75% MANDATORY CONVERTIBLE PREFERRED STOCK

SEE REVERSE FOR LEGEND
Number: R-1

6.75% Mandatory Convertible Preferred Stock _____ Shares
 CUSIP NO.: 582411 500

MCMORAN EXPLORATION CO.

 FACE OF SECURITY

 This certifies that Cede & Co. is the owner of fully paid and non-assessable shares of the 6.75% Mandatory Convertible Preferred Stock, par value $0.01 of McMoRan Exploration Co. (hereinafter called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation of McMoRan Exploration Co. and all amendments thereto (copies of which are on file at the office of the Transfer Agent) to all of  which the holder of this certificate by acceptance hereof assents. This certificate is not valid until countersigned by the Registrar.

 IN WITNESS WHEREOF, McMoRan Exploration Co. has executed this certificate as of the date set forth below.

MCMORAN EXPLORATION CO.

By:                _____________________________________
Name:           Nancy D. Parmelee
Title:             Senior Vice President, Chief Financial
       Officer & Secretary

Dated:            November 7, 2007

 REGISTRAR’S CERTIFICATE OF AUTHENTICATION

 This is one of the certificates representing shares of the Mandatory Convertible Preferred Stock referred to in the within mentioned Certificate of Designations.

 MELLON INVESTOR SERVICES, LLC,
as Registrar

By: ____________________________________
Name:           Kerri Altig
Title:           Authorized Signatory

Dated:        November 7, 2007

REVERSE OF SECURITY

 MCMORAN EXPLORATION CO.

 The shares of 6.75% Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”) shall automatically convert on November 15, 2010 into a number of shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) as provided in the Certificate of Designations of the Corporation relating to the Mandatory Convertible Preferred Stock (the “Certificate of Designations”). The shares of the Mandatory Convertible Preferred Stock are also convertible at the option of the holder, into shares of Common Stock at any time prior to November 15, 2010 as provided in the Certificate of Designations. The preceding description is qualified in its entirety by reference to the Certificate of Designations, a copy of which shall be furnished by the Corporation to any holder without charge upon request addressed to the Secretary of the Corporation at its principal office in New Orleans, LA or to the Registrar named on the face of this certificate.

 The Corporation shall furnish to any shareholders, upon request, and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued so far as the same have been determined and of the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series. Any such request should be addressed to the Secretary of the Corporation at its principal office in New Orleans, LA, or to the Registrar named on the face of this certificate.

 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE REGISTRAR NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR NAMED ON THE FACE OF THIS CERTIFICATE SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

NOTICE OF CONVERSION

(To be Executed by the Holder
in order to Convert the Mandatory Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 6.75% Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”) of McMoRan Exploration Co. (hereinafter called the  “Corporation”), represented by stock certificate No(s). [_____] (the “Mandatory Convertible Preferred Stock Certificates”), into common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designation of the Mandatory Convertible Preferred Stock (the “Certificate of Designation”), as of the date written below. If Common Stock is to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto, if any, and is delivering herewith the Mandatory Convertible Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. Each Mandatory Convertible Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

 The undersigned represents and warrants that all offers and sales by the undersigned of the Common Stock, if any, issuable to the undersigned upon conversion of the Mandatory Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to any exemption from registration under the Act.

 Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Date of Conversion:

Applicable Conversion Rate:

Shares of Mandatory Convertible Preferred Stock to be Converted:

Shares of Common Stock to be Issued: *

Signature:

Name:

Address:**

Fax No.:

*The Corporation is not required to issue Common Stock until the original Mandatory Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion Agent. The Corporation shall issue and deliver Common Stock to an overnight courier not later than three business days following receipt of the original Mandatory Convertible Preferred Stock Certificate(s) to be converted.

 **Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

ASSIGNMENT

 For value received, _______________ hereby sell, assign and transfer unto

 Please Insert Social Security or Other Identifying Number of Assignee

 ____________________________________

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________

NOTICE: The Signature to this Assignment Must Correspond with the Name As Written Upon the Face of the Certificate in Every Particular, Without Alteration or Enlargement or Any Change Whatever.

SIGNATURE GUARANTEED

____________________________________

(Signature Must Be Guaranteed by a Member

of a Medallion Signature Program)

Exhibit B

CERTIFICATE OF DESIGNATIONS OF

8.0% CONVERTIBLE PERPETUAL PREFERRED STOCK

of

McMoRan EXPLORATION CO.

Pursuant to Section 151 of the General Corporation Law
of the State of Delaware

The undersigned, Kathleen L. Quirk, Senior Vice President and Treasurer of McMoRan Exploration Co., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify that the Board of Directors of the Corporation (the “Board of Directors”), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, hereby makes this Certificate of Designations (this “Certificate”) and hereby states and certifies that pursuant to the authority expressly vested in the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, the “Amended and Restated Certificate of Incorporation”), the Board of Directors duly adopted the following resolutions:

RESOLVED, that, pursuant to Article 4 of the Amended and Restated Certificate of Incorporation (which authorizes 50,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”)), and the authority conferred on the Board of Directors, the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

RESOLVED, that each share of such series of new Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

       1.  Number and Designation.  86,250 shares of the Preferred Stock of the Corporation shall be designated as “8.0% Convertible Perpetual Preferred Stock” (the “Convertible  Perpetual Preferred Stock”).

       2.  Certain Definitions.  As used in this Certificate, the following terms shall have the meanings defined in this Section 2.  Any capitalized term not otherwise defined herein shall have the meaning set forth in the Amended and Restated Certificate of Incorporation, unless the context otherwise requires:

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Members” shall have the meaning assigned to it in Section 15(a) hereof.

“Board of Directors” shall have the meaning assigned to it in the preamble to this Certificate and shall include any duly authorized committee of the Board of Directors.

“Business Day” means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Certificate” means this Certificate of Designations.

“Closing Sale Price” of the shares of Common Stock or other Capital Stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock or such other Capital Stock or similar equity interests are traded or, if the shares of Common Stock or such other Capital Stock or similar equity interests are not listed on a United States national or regional securities exchange, the “Closing Sale Price” will be the last quoted bid price for the Corporation’s Common Stock or other Capital Stock or similar equity interests in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or similar organization.  If the Corporation’s Common Stock or other Capital Stock or similar equity interests is not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for such Common Stock or other Capital Stock or similar equity interests on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose. The Closing Sale Price shall be determined without reference to any extended or after-hours trading.

“Common Stock” means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation.  Subject to the provisions of Section 10, however, shares issuable on conversion of the Convertible Perpetual Preferred Stock shall include only shares of the class designated as common stock of the Corporation at the date of this Certificate (namely, the Common Stock, par value $0.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and

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that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Conversion Agent” shall have the meaning assigned to it in Section 17(a) hereof.

“Conversion Date” shall have the meaning assigned to it in Section 7(b) hereof.

“Conversion Price” per share of Convertible Perpetual Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

“Conversion Rate” per share of Convertible Perpetual Preferred Stock means 146.1454 shares of Common Stock, subject to adjustment pursuant to Sections 8 and 9 hereof.

“Convertible Perpetual Preferred Stock” shall have the meaning assigned to it in Section 1 hereof.

“Convertible Perpetual Preferred Stock Director” shall have the meaning assigned to it in Section 12(c) hereof.

“Corporation” shall have the meaning assigned to it in the preamble to this Certificate, and shall include any successor to such Corporation.

“Current Market Price” shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the “ex-date” with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question.  For purpose of this paragraph, the term “ex-date,” (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.  If another issuance, distribution, subdivision or combination to which Section 9 applies occurs during the period applicable for calculating “Current Market Price” pursuant to this definition, the “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

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“Depositary” means DTC or its successor depositary.

“Distributed Property” shall have the meaning assigned to it in Section 9(d) hereof.

“Dividend Payment Date” means February 15, May 15, August 15 and November 15 of each year, commencing August 15, 2009, or if any such date is not a Business Day, on the next succeeding Business Day.

“Dividend Period” shall mean the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the next immediately succeeding Dividend Payment Date.

“DTC” shall mean The Depository Trust Company, New York, New York.

“Effective Date” shall have the meaning assigned to it in Section 8(b) hereof.

“Ex-Dividend Date” shall have the meaning assigned to it in Section 9(g)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Expiration Time” shall have the meaning assigned to it in Section 9(f).

“Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

“Fundamental Change” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), acquires the beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, through a purchase, merger or other acquisition transaction, of more than 50% of the total voting power of the Corporation’s total outstanding voting stock other than an acquisition by the Corporation, any of its Subsidiaries or any of its employee benefit plans; or

(b) the Corporation consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges with or into the Corporation.

Notwithstanding the foregoing, in the case of a transaction or event described above, a Fundamental Change will not be deemed to have occurred if at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of common stock, depositary receipts or other certificates representing common equity interests, in each case, that are traded on a national securities exchange or that will be so traded when issued or exchanged in connection with a Fundamental Change (these securities being

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referred to as “publicly traded securities”) and as a result of this transaction or transactions the shares become convertible into such publicly traded securities, excluding cash payments for fractional shares (subject to the provisions set forth below under Section 7).

“Fundamental Change Period” shall have the meaning assigned to it in Section 8(a) hereof.

“Global Preferred Shares” shall have the meaning assigned to it in Section 15(a) hereof.

“Global Shares Legend” shall have the meaning assigned to it in Section 15(a) hereof.

“Junior Stock” shall have the meaning assigned to it in Section 3(a) hereof.

“Liquidation Preference” shall have the meaning assigned to it in Section 5(a) hereof.

“Make-Whole Conversion Rate Adjustment” shall have the meaning assigned to it in Section 8(c) hereof.

“Officer” means the Chairman of the Board, a Vice Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Corporation.

“Outstanding” means, when used with respect to Convertible Perpetual Preferred Stock, as of any date of determination, all shares of Convertible Perpetual Preferred Stock outstanding as of such date; provided, however, that, with respect to any Convertible Perpetual Preferred Stock that is to be redeemed, if a notice of redemption has been duly given pursuant to this Certificate and the Paying Agent holds, in accordance with this Certificate, money sufficient to pay the Redemption Price for the shares of Convertible Perpetual Preferred Stock to be redeemed, then immediately after the Redemption Date set for such redemption, such shares of Convertible Perpetual Preferred Stock shall cease to be Outstanding; provided further that, in determining whether the holders of Convertible Perpetual Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Convertible Perpetual Preferred Stock owned by the Corporation or its Affiliates shall be deemed not to be Outstanding, except that, in determining whether the Registrar shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Convertible Perpetual Preferred Stock which the Registrar has actual knowledge of being so owned shall be deemed not to be Outstanding.

“Parity Stock” shall have the meaning assigned to it in Section 3(b) hereof.

“Paying Agent” shall have the meaning assigned to it in Section 17(a) hereof.

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“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Purchased Shares” shall have the meaning assigned to it in Section 9(f)(i) hereof.

“Record Date” means (i) with respect to the dividends payable on February 15, May 15, August 15 and November 15 of each year, February 1, May 1, August 1 and November 1 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 9, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Redemption Date” means a date that is fixed for redemption of the Convertible Perpetual Preferred Stock by the Corporation in accordance with Section 6 hereof.

“Redemption Price” means an amount equal to the Liquidation Preference per share of Convertible Perpetual Preferred Stock being redeemed, plus an amount equal to all accumulated and unpaid dividends, thereon to, but excluding, the Redemption Date; provided that if the Redemption Date shall occur after a Record Date and before the related Dividend Payment Date, the Redemption Price shall be only an amount equal to the Liquidation Preference per share of Convertible Perpetual Preferred Stock being redeemed and will not include any amount in respect of dividends declared and payable on such corresponding Dividend Payment Date.

“Registrar” shall have the meaning assigned to it in Section 13 hereof.

“Rights” shall have the meaning assigned to it in Section 11 hereof.

“Rights Plan” shall have the meaning assigned to it in Section 11 hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Stock” shall have the meaning assigned to it in Section 3(c) hereof.

“Stock Price” shall have the meaning assigned to it in Section 8(b) hereof.

“Subsidiary” means (a) a corporation, a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly owned by the Corporation, by one or more Subsidiaries of the Corporation or by the Corporation and one or more Subsidiaries of the Corporation, (b) a partnership in which the Corporation or a Subsidiary of the Corporation holds a majority interest in the equity capital or profits of such partnership, or (c) any other Person (other than a corporation) in which the Corporation, a Subsidiary of the Corporation or the Corporation and one or more Subsidiaries of the

6

Corporation, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such person.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then traded.

“Transfer Agent” shall have the meaning assigned to it in Section 13 hereof.

“Trigger Event” shall have the meaning assigned to it in Section 9(d) hereof.

3. Rank. The Convertible Perpetual Preferred Stock shall, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

(a) senior to the Common Stock and any other class or series of Capital Stock of the Corporation, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Convertible Perpetual Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Junior Stock”);

(b) on a parity with (i) the 6.75% mandatory convertible preferred stock of the Corporation and (ii) any other class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks on a parity with the Convertible Perpetual Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Parity Stock”); and

(c) junior to each class or series of Capital Stock of the Corporation, the terms of which expressly provide that such class or series ranks senior to the Convertible Perpetual Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation (collectively, together with any warrants, rights, calls or options exercisable for or convertible into such Capital Stock, the “Senior Stock”).

4. Dividends.

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    (a) Holders of Convertible Perpetual Preferred Stock shall be entitled to receive, when, as and if, declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends on each share of Convertible Perpetual Preferred Stock at the annual rate of 8.0% of the Liquidation Preference per share.  Such dividends shall be payable in arrears in equal amounts quarterly on each Dividend Payment Date, beginning August 15, 2009, in preference to and in priority over dividends on any Junior Stock but subject to the rights of any holders of Senior Stock or Parity Stock.

    (b) Dividends shall be cumulative from the initial date of issuance or the last Dividend Payment Date for which accumulated dividends were paid, whichever is later, whether or not funds of the Corporation are legally available for the payment of such dividends.  Each such dividend shall be payable to the holders of record of shares of the Convertible Perpetual Preferred Stock, as they appear on the Corporation’s stock register at the close of business on a Record Date.  Accumulated and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

    ( c) Accumulated and unpaid dividends for any past Dividend Period (whether or not declared) shall cumulate at the annual rate of 8.0% and shall be payable in the manner set forth in this Section 4.

    (d) The amount of dividends payable for each full Dividend Period for the Convertible Perpetual Preferred Stock shall be computed by dividing the annual dividend rate by four.  The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Convertible Perpetual Preferred Stock shall be appropriately prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.  Holders of Convertible Perpetual Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Convertible Perpetual Preferred Stock.

    (e) No dividend shall be declared or paid, or funds set apart for the payment of any dividend or other distribution, whether in cash, obligations or shares of Capital Stock of the Corporation or other property, directly or indirectly, upon any shares of Junior Stock or Parity Stock, nor shall any shares of Junior Stock or Parity Stock be redeemed, repurchased or otherwise acquired for consideration by the Corporation through a sinking fund or otherwise, unless all accumulated and unpaid dividends, through the most recent Dividend Payment Date (whether or not there are funds of the Corporation legally available for the payment of dividends) on the shares of Convertible Perpetual Preferred Stock and any Parity Stock have been paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this Section 4(e) to the contrary, the Corporation may redeem, repurchase or otherwise acquire for consideration Convertible Perpetual Preferred Stock and Parity Stock pursuant to a purchase or

8

exchange offer made on the same terms to all holders of such Convertible Perpetual Preferred Stock and Parity Stock.  When dividends are not paid in full, as aforesaid, upon the shares of Convertible Perpetual Preferred Stock, all dividends declared on the Convertible Perpetual Preferred Stock and any other Parity Stock shall be paid either (A) pro rata so that the amount of dividends so declared on the shares of Convertible Perpetual Preferred Stock and each such other class or series of Parity Stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of Convertible Perpetual Preferred Stock and such class or series of Parity Stock bear to each other or (B) on another basis that is at least as favorable to the holders of the Convertible Perpetual Preferred Stock entitled to receive such dividends.

5. Liquidation Preference.

    (a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock, holders of Convertible Perpetual Preferred Stock shall be entitled to receive $1,000 per share of Convertible Perpetual Preferred Stock (the “Liquidation Preference”) plus an amount equal to all dividends (whether or not declared), accumulated and unpaid thereon to the date of final distribution to such holders, but shall not be entitled to any further payment or other participation in any distribution of the assets of the Corporation.  If, upon any liquidation, dissolution or winding-up of the Corporation, the Corporation’s assets, or proceeds thereof, distributable among the holders of Convertible Perpetual Preferred Stock are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Convertible Perpetual Preferred Stock and any other Parity Stock ratably in proportion to the respective amounts that would be payable on such shares of Convertible Perpetual Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full.

    (b) Neither the voluntary sale, conveyance, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all of the Corporation's property or assets, nor the consolidation, merger or amalgamation of the Corporation with or into any corporation or the consolidation, merger or amalgamation of any corporation with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

    (c) Subject to the rights of the holders of any Parity Stock, after payment has been made in full to the holders of the Convertible Perpetual Preferred Stock, as provided in this Section 5, holders of Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Convertible Perpetual Preferred Stock shall not be entitled to share therein.

9

6. Optional Redemption of the Convertible Perpetual Preferred Stock.  Shares of Convertible Perpetual Preferred Stock shall be redeemable by the Corporation in accordance with this Section 6.

    (a) The Corporation may not redeem any shares of Convertible Perpetual Preferred Stock before June 15, 2014.  On or after June 15, 2014, the Corporation shall have the option to redeem, subject to Section 6 hereof, (i) some or all the shares of Convertible Perpetual Preferred Stock at the Redemption Price, but only if the Closing Sale Price of the Common Stock for 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the date the Corporation gives notice of such redemption pursuant to this Section 6 exceeds 130% of the Conversion Price in effect on each such Trading Day and (ii) on any Dividend Payment Date, all the Outstanding shares of Convertible Perpetual Preferred Stock at the Redemption Price, but only if on such Dividend Payment Date, the total number of Outstanding shares of Convertible Perpetual Preferred Stock is less than 15% of the total number of Outstanding shares of Convertible Perpetual Preferred Stock after completion of the public offering of the shares of Convertible Perpetual Preferred Stock (including any shares of Convertible Perpetual Preferred Stock issued in connection with the underwriters’ over-allotment option).

    (b) In the event the Corporation elects to redeem shares of Convertible Perpetual Preferred Stock, the Corporation shall:

    (i) send a written notice to the Registrar and Transfer Agent of the Redemption Date, stating the number of shares to be redeemed and the Redemption Price, at least 35 days before the Redemption Date (unless a shorter period shall be satisfactory to the Registrar and Transfer Agent);

    (ii) send a written notice by first class mail to each holder of record of the Convertible Perpetual Preferred Stock at such holder's registered address, not fewer than 20 nor more than 90 days prior to the Redemption Date stating:

(A) the Redemption Date;

    (B) the Redemption Price and whether such Redemption Price will be paid in cash, shares of Common Stock, or, if a combination thereof, the percentages of the Redemption Price in respect of which the Corporation will pay in cash and shares of Common Stock;

(C) the Conversion Price and the Conversion Ratio;

(D) the name and address of the Paying Agent and Conversion Agent;

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    (E) that shares of Convertible Perpetual Preferred Stock called for redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;

    (F) that holders who want to convert shares of the Convertible Perpetual Preferred Stock must satisfy the requirements set forth in Section 7 of this Certificate;

(G) that shares of the Convertible Perpetual Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

    (H) if fewer than all the Outstanding shares of the Convertible Perpetual Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed;

    (I) that, unless the Corporation defaults in making payment of such Redemption Price, dividends in respect of the shares of Convertible Perpetual Preferred Stock called for redemption will cease to accumulate on and after the Redemption Date;

(J) the CUSIP number of the Convertible Perpetual Preferred Stock; and

(K) any other information the Corporation wishes to present; and

(iii) (A) publish the information set forth in Section 6(b)(ii) once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, (B) issue a press release containing such information and (C) publish such information on the Corporation’s web site on the World Wide Web.

    (c) The Redemption Price shall be payable, at the Corporation’s election, in cash, shares of Common Stock, or a combination of cash and shares of Common Stock; provided that the Corporation shall not be permitted to pay all or any portion of the Redemption Price in shares of Common Stock unless:

    (i) the Corporation shall have given timely notice pursuant to Section 6(b) hereof of its intention to purchase all or a specified percentage of the Convertible Perpetual Preferred Stock with shares of Common Stock as provided herein;

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(ii) the Corporation shall have registered such shares of Common Stock under the Securities Act and the Exchange Act, in each case, if required;

(iii) such shares of Common Stock have been listed on a national securities exchange; and

(iv) any necessary qualification or registration under applicable state securities laws has been obtained, if required, or an exemption therefrom is available.

If the foregoing conditions are not satisfied with respect to any holder or holders of Convertible Perpetual Preferred Stock prior to the close of business on the last day prior to the Redemption Date and the Corporation has elected to purchase the Convertible Perpetual Preferred Stock pursuant to this Section 6 through the issuance of shares of Common Stock, then, notwithstanding any election by the Corporation to the contrary, the Corporation shall pay the entire Redemption Price of the Convertible Perpetual Preferred Stock of such holder or holders in cash.

    (d) Payment of the specified portion of the Redemption Price in shares of Common Stock pursuant to Section 6(c) hereof shall be made by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Redemption Price, as the case may be, to be paid in shares of Common Stock by (ii) 95% of the average of the Closing Sale Prices of the Common Stock for the five Trading Days ending on the third Trading Day prior to the Redemption Date (appropriately adjusted to take into account the occurrence during such period of any event described in Section 9).  The Corporation shall not issue fractional shares of Common Stock in payment of the Redemption Price.  Instead, the Corporation shall pay cash based on the Closing Sale Price of the Common Stock on the Redemption Date for all fractional shares. Upon determination of the actual number of shares of Common Stock to be issued upon redemption of the Convertible Perpetual Preferred Stock, the Corporation shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Corporation’s web site or through such other public medium as the Corporation may use at that time.

    (e) If the Corporation gives notice of redemption, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Corporation shall, with respect to:

    (i) shares of the Convertible Perpetual Preferred Stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash or shares of Common Stock, as applicable, sufficient to pay the Redemption Price and shall give DTC irrevocable instructions

12

and authority to pay the Redemption Price to holders of such shares of the Convertible Perpetual Preferred Stock; and

    (ii) shares of the Convertible Perpetual Preferred Stock held in certificated form, deposit or cause to be deposited, irrevocably with the Paying Agent cash or shares of Common Stock, as applicable, sufficient to pay the Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Convertible Perpetual Preferred Stock upon surrender of their certificates evidencing their shares of the Convertible Perpetual Preferred Stock.

    (f) If on the Redemption Date, DTC and/or the Paying Agent holds or hold money or shares of Common Stock, as applicable, sufficient to pay the Redemption Price for the shares of Convertible Perpetual Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Convertible Perpetual Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 6 and the right to convert such shares of Convertible Perpetual Preferred Stock as provided in Section 7(a) hereof.

    (g) Payment of the Redemption Price for shares of the Convertible Perpetual Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Convertible Perpetual Preferred Stock, together with necessary endorsements, to the Paying Agent at any time after delivery of the notice of redemption.

    (h) Payment of the Redemption Price for shares of the Convertible Perpetual Preferred Stock will be made (1) on the Redemption Date, if book-entry transfer or physical delivery of the Convertible Perpetual Preferred Stock has been made by or on the Redemption Date, or (2) if book-entry transfer or physical delivery of the Convertible Perpetual Preferred Stock has not been made by or on the Redemption Date, at the time of such transfer or delivery.

    (i) If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of Convertible Perpetual Preferred Stock at the close of business on that Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date.

    (j) If fewer than all the Outstanding shares of Convertible Perpetual Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot, on a pro rata basis (with any fractional shares being rounded to the nearest whole share), or any other method as may be determined by the Board of Directors to be fair and appropriate.

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    (k) Upon surrender of a certificate or certificates representing shares of the Convertible Perpetual Preferred Stock that is or are redeemed in part, the Corporation shall execute, and the Transfer Agent shall authenticate and deliver to the holder, a new certificate of certificates representing shares of the Convertible Perpetual Preferred Stock in an amount equal to the unredeemed portion of the shares of Convertible Perpetual Preferred Stock surrendered for partial redemption.

    (l) Notwithstanding the foregoing provisions of this Section 6, unless full cumulative dividends (whether or not declared) on all Outstanding shares of Convertible Perpetual Preferred Stock and Parity Stock have been paid or set apart for payment for all Dividend Periods terminating on or before the Redemption Date, none of the shares of Convertible Perpetual Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption, unless pursuant to a purchase or exchange offer made on the same terms to all holders of Convertible Perpetual Preferred Stock and any Parity Stock.

       7. Conversion.

    (a) Right to Convert.  Each share of Convertible Perpetual Preferred Stock shall be convertible, at any time, in accordance with, and subject to, this Section 7 into a number of fully paid and non-assessable shares of Common Stock equal to the Conversion Rate in effect at such time.  Notwithstanding the foregoing, if any shares of Convertible Perpetual Preferred Stock are to be redeemed pursuant to Section 6, such conversion right shall cease and terminate, as to the shares of the Convertible Perpetual Preferred Stock to be redeemed, at 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date, unless the Corporation shall default in the payment of the Redemption Price therefor, as provided herein.

          (b) Conversion Procedures.

    (i) Conversion of shares of the Convertible Perpetual Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation, at the principal office of the Corporation or at the office of the Conversion Agent as may be designated by the Board of Directors, of the certificate or certificates for such shares of the Convertible Perpetual Preferred Stock to be converted accompanied by a complete and manually signed Notice of Conversion (as set forth in the form of Convertible Perpetual Preferred Stock certificate attached hereto) along with (A) appropriate endorsements and transfer documents as required by the Registrar or Conversion Agent and (B) if required pursuant to Section 7(c), funds equal to the dividend payable on the next Dividend Payment Date. In case such Notice of Conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such

14

taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Convertible Perpetual Preferred Stock pursuant hereto.  The conversion of the Convertible Perpetual Preferred Stock will be deemed to have been made as of the close of business on the date (the “Conversion Date”) such certificate or certificates have been surrendered and the receipt of such Notice of Conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Corporation that such taxes have been paid).  Promptly (but no later than two Business Days) following the Conversion Date, the Corporation shall deliver or cause to be delivered (1) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of the Convertible Perpetual Preferred Stock being converted (or such holder’s transferee) shall be entitled, and (2) if less than the full number of shares of the Convertible Perpetual Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.  As of the close of business on the Conversion Date, the rights of the holder of the Convertible Perpetual Preferred Stock as to the shares being converted shall cease except for the right to receive shares of Common Stock and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

    (ii) Anything herein to the contrary notwithstanding, in the case of Global Preferred Shares, Notices of Conversion may be delivered to, and shares of the Convertible Perpetual Preferred Stock representing beneficial interests in respect of such Global Preferred Shares may be surrendered for conversion in accordance with the applicable procedures of, the Depositary as in effect from time to time.

          (c) Dividend and Other Payments Upon Conversion.

    (i)   If a holder of shares of Convertible Perpetual Preferred Stock exercises conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date. On conversion of the Convertible Perpetual Preferred Stock, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the close of business on the Business Day immediately preceding such Dividend Payment Date, in which case the holder on such Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted share of Convertible Perpetual Preferred Stock shall not be cancelled, extinguished or

15

forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Convertible Perpetual Preferred Stock being converted pursuant to the provisions hereof.  Shares of the Convertible Perpetual Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date; provided that a holder of shares of the Convertible Perpetual Preferred Stock on a Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Convertible Perpetual Preferred Stock on such Dividend Payment Date, and such holder need not include payment to the Corporation of the amount of such dividend upon surrender of shares of the Convertible Perpetual Preferred Stock for conversion.

    (ii) Notwithstanding the foregoing, if shares of the Convertible Perpetual Preferred Stock are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date and the Corporation has called such shares of the Convertible Perpetual Preferred Stock for redemption during such period (which period includes the Dividend Payment Date), then, in each case, the holder who tenders such shares for conversion shall receive the dividend payable on such Dividend Payment Date and need not include payment of the amount of such dividend upon surrender of shares of the Convertible Perpetual Preferred Stock for conversion.

    (d) Fractional Shares.  In connection with the conversion of any shares of the Convertible Perpetual Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.

    (e) Total Shares.  If more than one share of the Convertible Perpetual Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Convertible Perpetual Preferred Stock so surrendered.

    (f) Reservation of Shares; Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.  The Corporation shall:

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    (i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Convertible Perpetual Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all Outstanding shares of the Convertible Perpetual Preferred Stock;

    (ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Convertible Perpetual Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Convertible Perpetual Preferred Stock hereunder); and

    (iii) ensure that all shares of Common Stock delivered upon conversion of the Convertible Perpetual Preferred Stock will, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

8. Increased Conversion Rate Applicable to Certain Shares Surrendered in Connection with Fundamental Changes.

    (a) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each share of Convertible Perpetual Preferred Stock that is surrendered for conversion, in accordance with Section 7, at any time from, and including, the effective date of a Fundamental Change until, and including, the close of business on the 25th Trading Day immediately following the effective date of such Fundamental Change (the “Fundamental Change Period”), shall be increased by a number of additional shares equal to the Make Whole Conversion Rate Adjustment (as defined below).

    (b) The number of additional shares by which the Conversion Rate will be increased for conversions that occur during the Fundamental Change Period will be determined by reference to the table below, based on the date on which the Fundamental Change occurs (the “Effective Date”) and the price (the “Stock Price”) paid or deemed paid per share of the Common Stock in the Fundamental Change. If holders of such Common Stock receive only cash in the case of a Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of the Common Stock. In the case of any other Fundamental Change, the Stock Price shall be the average of the Closing Sale Price of such Common Stock over the five Trading-Day period ending on the Trading Day immediately preceding the Effective Date of such Fundamental Change.

    (c) As used herein, “Make-Whole Conversion Rate Adjustment” shall mean, with respect to a Fundamental Change, the amount set forth in the

17

following table that corresponds to the Effective Date of such Fundamental Change and the Stock Price for such Fundamental Change, all as determined by the Corporation:

Make-Whole Conversion Rate Adjustment

(per share of Convertible Perpetual Preferred Stock)

	Stock Price
Effective Date	$5.75	$8.00	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$22.00	$24.00	$26.00	$28.00	$30.00	$32.00
June 22, 2009	27.7676	19.9580	15.9664	13.3053	11.4046	9.9790	8.8702	7.9832	7.2574	6.6527	6.1409	5.7023	5.3221	4.9895
June 15, 2010	27.7676	19.9580	15.9664	13.3053	11.4046	9.9790	8.8702	7.9832	7.2574	6.6527	6.1409	5.7023	5.3221	4.9895
June 15, 2011	27.7676	18.2770	14.2340	11.7298	10.0061	8.7368	7.7586	6.9796	6.3436	5.8143	5.3668	4.9832	4.6510	4.3602
June 15, 2012	27.7676	13.4514	9.9233	7.9967	6.7645	5.8885	5.2237	4.6975	4.2690	3.9126	3.6114	3.3534	3.1298	2.9342
June 15, 2013	27.7676	7.9810	4.4364	3.1299	2.5393	2.1885	1.9377	1.7422	1.5834	1.4513	1.3397	1.2440	1.1611	1.0885
June 15, 2014	27.7676	4.1617	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2015	27.7676	4.1617	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2016	27.7676	4.1617	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2017	27.7676	4.1617	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2018	27.7676	4.1617	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
June 15, 2019	27.7676	4.1617	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

    (i) if the actual Stock Price of such Fundamental Change is between two Stock Prices listed in the table above under the column titled “Stock Price,” or if the actual Effective Date of such Fundamental Change is between two Effective Dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Conversion Rate Adjustment for such Fundamental Change shall be determined by the Corporation by linear interpolation between the Make-Whole Conversion Rate Adjustment set forth for such higher and lower Stock Prices, or for such earlier and later Effective Dates based on a 365-day year, as applicable;

    (ii) if the actual Stock Price of such Fundamental Change is greater than $32.00 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), or if the actual Stock Price of such Fundamental Change is less than $5.75 per share (subject to adjustment in the same manner as the Stock Price as provided in clause (iii) below), then the Make-Whole Conversion Rate Adjustment shall be equal to zero and this Section 8 shall not require the Corporation to increase the Conversion Rate with respect to such Fundamental Change;

    (iii) if an event occurs that requires, pursuant to Section 9 (other than solely pursuant to this Section 8), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Stock Price” shall be deemed to be adjusted so that such Stock Price, at and after such time, shall be equal to the product of (1) such Stock Price as in effect immediately before such adjustment to such Stock Price and (2) a fraction whose numerator is the Conversion Rate in

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effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Section 8, immediately after such adjustment to the Conversion Rate;

    (iv) each Make-Whole Conversion Rate Adjustment set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 9; and

    (v) in no event will the total number of shares of Common Stock issuable upon conversion of the shares of Convertible Perpetual Preferred Stock exceed 173.9130 per share of Convertible Perpetual Preferred Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 9

    (d) The Corporation shall notify holders of the anticipated effective date of such Fundamental Change and issue a press release as soon as practicable after the Corporation first determines the anticipated effective date of such Fundamental Change, and use commercially reasonable efforts to make such determination in time to deliver such notice 50 Business Days in advance of such anticipated effective date.

    (e) Nothing in this Section 8 shall prevent an adjustment to the Conversion Rate pursuant to Section 9 in respect of a Fundamental Change.

9. Conversion Rate Adjustments.  The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with the provisions of this Section 9.

    (a) If the Corporation shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect at the opening of business on the date following the Record Date shall be increased by multiplying such Conversion Rate by a fraction,

    (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on such Record Date and the total number of shares of Common Stock constituting such dividend or other distribution; and

    (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date.

Such increase shall become effective immediately after the opening of business on the day following such Record Date.  If any dividend or distribution of the type described in this Section 9(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion

19

Rate that would then be in effect if such dividend or distribution had not been declared.

    (b) If the Corporation shall issue rights or warrants to all holders of any class of Common Stock entitling them (for a period expiring within forty-five (45) days after the Record Date) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such Record Date by a fraction,

    (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase; and

    (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on such Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price.

Such adjustment shall become effective immediately after the opening of business on the day following such Record Date.  To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such Record Date had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the Fair Market Value of such consideration, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive.

    (c) If the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in the event outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination

20

becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

    (d) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock of the Corporation (other than any dividends or distributions to which Section 9(a) applies) or evidences of its indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in 9(b) or (ii) any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 9(a) or Section 9(g) (any of the foregoing hereinafter referred to in this Section 9(d) as the “Distributed Property”), then, in each such case, the Conversion Rate shall be adjusted so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

    (i) the numerator of which shall be the Current Market Price on such Record Date; and

    (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on such Record Date of the portion of the Distributed Property applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on such Record Date).

Such adjustment shall become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined by the Board of Directors) of the portion of the Distributed Property applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Perpetual Preferred Stock shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each share of its Convertible Perpetual Preferred Stock on the Record Date.  To the extent that any of the Distributed Property is not distributed, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the Distributed Property actually distributed.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 9(d) by reference to the trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

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Rights or warrants  distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Corporation’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this 9(d) (and no adjustment to the Conversion Rate under this 9(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this 9(d).  If any such right or warrant are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9(d) was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

For purposes of this Section 9(d), Section 9(a) and Section 9(b), any dividend or distribution to which this Section 9(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants, as to which any Conversion Rate adjustment required by this Section 9(d) with respect to such dividend or distribution shall then be made, immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants, as to which any further Conversion Rate adjustment required by Sections 9(a) and 9(b) with respect to such dividend or distribution shall then be made, except any shares of Common Stock included in such dividend or

22

distribution shall not be deemed “outstanding at the close of business on such Record Date” within the meaning of Sections 9(a) and 9(b).

    (e) If the Corporation shall, make a distribution consisting exclusively of cash to all holders of its Common Stock (excluding any dividend or distribution in connection with the Corporation’s liquidation, dissolution or winding up), the Conversion Rate will be adjusted by multiplying the applicable Conversion Rate by a fraction,

    (i) the numerator of which shall be the Current Market Price on such Record Date; and

    (ii) the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed applicable to one share of Common Stock.

Such adjustment shall be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Convertible Perpetual Preferred Stock shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Convertible Perpetual Preferred Stock on the Record Date.  To the extent that such dividend or distribution is not made, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made been made on the basis of only the dividend or distribution actually made.  If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

    (f) If a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that, as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer, exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

    (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly

23

tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time; and

    (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time.

Such adjustment shall become effective immediately prior to the opening of business on the day following the Expiration Time.  In the event that the Corporation or any such Subsidiary, as the case may be, is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation or any such Subsidiary, as the case may be, is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

    (g) If the Corporation pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

    (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted (the “Ex-Dividend Date”) plus (B) the fair market value of the securities distributed in respect of each share of Common Stock, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those distributed securities for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

    (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date.

24

Such adjustment shall become effective immediately prior to the opening of business on the day following the fifteenth Trading Day after the Ex-Dividend Date; provided that if (x) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the fair market value of the securities distributed in respect of each share of Common Stock (as calculated in Section 9(g)(i) above) is less than $1.00, then the adjustment provided for by this Section 9(g) shall not be made and in lieu thereof the provisions of Section 10 shall apply to such distribution.

    (h) The Corporation may make such increases in the Conversion Rate in addition to those required by this Section 9 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.  To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and the increase is irrevocable during the period and the Board of Directors determines in good faith that such increase would be in the best interest of the Corporation.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to each holder of the Convertible Perpetual Preferred Stock at the address of such holder as it appears in the stock register a notice of the reduction at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

    (i) No adjustment in the Conversion Rate (other than any adjustment pursuant to Section 9(e) above) shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Rate then in effect, provided, however, that any adjustments that by reason of this Section 9(h)(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 9 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.  No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest or, except as set forth in this Section 9, for any issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock.  To the extent the Convertible Perpetual Preferred Stock becomes convertible into cash, assets, property or securities (other than Capital Stock of the Corporation), subject to Section 10, no adjustment need be made thereafter to the Conversion Rate.  Interest will not accrue on any cash into which the Convertible Perpetual Preferred Stock may be convertible.

    (ii) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Conversion Agent

25

an Officer’s certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a responsible officer of the Conversion Agent shall have received such Officer’s certificate, the Conversion Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each holder of Convertible Perpetual Preferred Stock at its last address appearing in the stock register within twenty (20) days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

    (iii) For purposes of this Section 9, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 9, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

    10. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

    (a)  If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 9(c) applies), (ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each share of Convertible Perpetual Preferred Stock shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Convertible Perpetual Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Convertible Perpetual Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance.  If the transaction causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon

26

any form of stockholder election), then for the purposes of this Section 10 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each share shall be deemed to be the weighted average of the types and amounts of consideration so receivable per share by the holders of Common Stock that affirmatively make such election.

    (b) The Corporation shall cause notice of the application of this Section 10 to be delivered to each holder of the Convertible Perpetual Preferred Stock at the address of such holder as it appears in the stock register within twenty (20) days after the occurrence of any of the events specified in Section 10(a) and shall issue a press release containing such information and publish such information on its web site on the World Wide Web.  Failure to deliver such notice shall not affect the legality or validity of any conversion right pursuant to this Section 10.

    (c) The above provisions of this Section 10 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of Section 9 shall apply to any shares of Capital Stock received by the holders of Common Stock in any such reclassification, change, consolidation, merger, combination, sale or conveyance; provided that if this Section 10 applies to any event or occurrence, Section 9 shall not apply to such event or occurrence.

    11. Rights Issued in Respect of Common Stock Issued Upon Conversion.  Each share of Common Stock issued upon conversion of the Convertible Perpetual Preferred Stock shall be entitled to receive the appropriate number of common stock or preferred stock purchase rights, as the case may be, (collectively, the “Rights”), if any, that shares of Common Stock are entitled to receive and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any shareholder rights agreement adopted by the Corporation, as the same may be amended from time to time (in each case, a “Rights Plan”). Provided that such Rights Plan requires that each share of Common Stock issued upon conversion of the Convertible Perpetual Preferred Stock at any time prior to the distribution of separate certificates representing the Rights be entitled to receive such Rights, then, notwithstanding anything else to the contrary in this Certificate, there shall not be any adjustment to the conversion privilege or Conversion Rate as a result of the issuance of Rights, but an adjustment to the Conversion Rate shall be made pursuant to Section 9(d) upon the separation of the Rights from the Common Stock.

       12. Voting Rights.

    (a) The holders of record of shares of the Convertible Perpetual Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 12, as otherwise provided in the Amended and Restated Certificate of Incorporation, or as otherwise provided by law.

27

    (b) The affirmative vote of holders of at least two-thirds of the outstanding shares of the Convertible Perpetual Preferred Stock and all other series of convertible perpetual preferred stock with like voting rights, voting as a single class, in person or by proxy, at an annual meeting of the Corporation’s stockholders or at a special meeting called for the purpose, or by written consent in lieu of such a meeting, shall be required to alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Amended and Restated Certificate of Incorporation or this Certificate if the amendment would amend, alter or affect the powers, preferences or rights of the Convertible Perpetual Preferred Stock, so as to adversely affect the holders thereof, including, without limitation, the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock; provided however, that (i) any increase in the amount of the authorized Common Stock or currently authorized Parity Stock or the creation and issuance of any class or series of Common Stock, other Junior Stock or Parity Stock will not be deemed to adversely affect such powers, preferences or rights; and (ii) the creation of, or increase in the authorized number of, shares of any class or series of Senior Stock shall be deemed to adversely affect such powers, preferences or rights.

    (c) If at any time (1) dividends on any shares of Convertible Perpetual Preferred Stock or any other class or series of Parity Stock having like voting rights shall be in arrears for Dividend Periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters or (2) the Corporation shall have failed to pay the Redemption Price when due, then the holders of shares of Convertible Perpetual Preferred Stock (voting separately as a class with all other series of convertible perpetual preferred stock that are Parity Stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two of the authorized number of the Corporation’s directors (each, a “Convertible Perpetual Preferred Stock Director”) at the next annual meeting of stockholders (or at a special meeting of the Corporation’s stockholders called for such purpose, whichever is earlier) and each subsequent meeting until the Redemption Price or all dividends accumulated on the Convertible Perpetual Preferred Stock have been fully paid or set aside for payment. The term of office of such Convertible Perpetual Preferred Stock Directors will terminate immediately upon the termination of the right of the holders of Convertible Perpetual Preferred Stock and such Parity Stock to vote for directors.  Each holder of shares of the Convertible Perpetual Preferred Stock will have one vote for each share of Convertible Perpetual Preferred Stock held.  At any time after voting power to elect directors shall have become vested and be continuing in the holders of the Convertible Perpetual Preferred Stock pursuant to this Section 12(c), or if a vacancy shall exist in the office of any Convertible Perpetual Preferred Stock Director, the Board of Directors may, and upon written request of the holders of record of at least 25% of the Outstanding Convertible Perpetual Preferred Stock addressed to the Chairman of the Board of the Corporation shall, call a special meeting of the holders of the Convertible Perpetual Preferred Stock (voting separately as a class with all other series of

28

Parity Stock upon which like voting rights have been conferred and are exercisable) for the purpose of electing the Convertible Perpetual Preferred Stock Director that such holders are entitled to elect.  At any meeting held for the purpose of electing a Convertible Perpetual Preferred Stock Director, the presence in person or by proxy of the holders of at least a majority of the Outstanding Convertible Perpetual Preferred Stock shall be required to constitute a quorum of such Convertible Perpetual Preferred Stock.  Any vacancy occurring in the office of a Convertible Perpetual Preferred Stock Director may be filled by the remaining Convertible Perpetual Preferred Stock Director unless and until such vacancy shall be filled by the holders of the Convertible Perpetual Preferred Stock and all other Parity Stock having like voting rights, as provided above.  The Convertible Perpetual Preferred Stock Directors shall agree, prior to their election to office, to resign upon any termination of the right of the holders of Convertible Perpetual Preferred Stock and Parity Stock having like voting rights to vote as a class for Convertible Perpetual Preferred Stock Directors as herein provided, and upon such termination, the Convertible Perpetual Preferred Stock Directors then in office shall forthwith resign.

    13. Transfer Agent and Registrar.  The duly appointed Transfer Agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Convertible Perpetual Preferred Stock shall be BNY Mellon Shareowner Services.  The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

    14. Currency.  All shares of Convertible Perpetual Preferred Stock shall be denominated in U.S. currency, and all payments and distributions thereon or with respect thereto shall be made in U.S. currency.  All references herein to “$”or “dollars” refer to U.S. currency.

    15. Form.

    (a) The Convertible Perpetual Preferred Stock shall be issued in the form of one or more permanent global shares of Convertible Perpetual Preferred Stock (each, a “Global Preferred Share”) in definitive, fully registered form with the global legend (the “Global Shares Legend”) as set forth on the form of Convertible Perpetual Preferred Stock certificate attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate.  The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Corporation).  The Global Preferred Shares shall be deposited on behalf of the holders of the Convertible Perpetual Preferred Stock represented thereby with the Registrar, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Corporation and countersigned and registered by

29

the Registrar as hereinafter provided.  The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.  This Section 15(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary.  The Corporation shall execute and the Registrar shall, in accordance with this Section 15, countersign and deliver initially one or more Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate, with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Corporation, the Registrar and any agent of the Corporation or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Corporation, the Registrar or any agent of the Corporation or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share.  Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Convertible Perpetual Preferred Stock, unless (x) DTC is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Corporation does not appoint a qualified replacement for DTC within 90 days, (y) DTC ceases to be a “clearing agency” registered under the Exchange Act or (z) the Corporation decides to discontinue the use of book-entry transfer through DTC (or any successor Depositary).  In any such case, the Global Preferred Shares shall be exchanged in whole for certificated shares of Convertible Perpetual Preferred Stock in registered form, with the same terms and of an equal aggregate Liquidation Preference.  Certificated shares of Convertible Perpetual Preferred Stock shall be registered in the name or names of the Person or Person specified by DTC in a written instrument to the Registrar.

(b)     (i)           An Officer shall sign the Global Preferred Shares for the Corporation, in accordance with the Corporation’s bylaws and applicable law, by manual or facsimile signature.

    (ii) If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Transfer Agent authenticates the Global Preferred Share, the Global Preferred Share shall be valid nevertheless.

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    (iii) A Global Preferred Share shall not be valid until an authorized signatory of the Transfer Agent manually countersigns such Global Preferred Share.  The signature shall be conclusive evidence that such Global Preferred Share has been authenticated under this Certificate.  Each Global Preferred Share shall be dated the date of its authentication.

16. Transfer.

    (a) Notwithstanding any provision to the contrary herein, so long as a Global Preferred Share remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Preferred Share, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 16.

    (b) Transfers of a Global Preferred Share shall be limited to transfers of such Global Preferred Share in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

    17. Paying Agent and Conversion Agent.

    (a) The Corporation shall maintain in the Borough of Manhattan, City of New York, State of New York (i) an office or agency where Convertible Perpetual Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where Convertible Perpetual Preferred Stock may be presented for conversion (the “Conversion Agent”).  The Transfer Agent shall act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Corporation.  The Corporation may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine.  The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder.  The Corporation shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation.  If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such. The Corporation or any of its Affiliates may act as Paying Agent, Registrar or Conversion Agent.

    (b) Payments due on the Convertible Perpetual Preferred Stock shall be payable at the office or agency of the Corporation maintained for such purpose in The City of New York and at any other office or agency maintained by the Corporation for such purpose. Payments shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the holder with, a bank located in New York City; provided that at the option of the Corporation, payment of dividends may be made by check mailed to the address of the Person entitled

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thereto as such address shall appear in the Convertible Perpetual Preferred Stock register.  Notwithstanding the foregoing, payments due in respect of beneficial interests in the Global Preferred Shares shall be payable by wire transfer of immediately available funds in accordance with the procedures of the Depositary.

    18. Headings.  The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

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IN WITNESS WHEREOF, McMoRan Exploration Co. has caused this Certificate of Designations to be signed and attested by the undersigned this 22nd day of June, 2009.

MCMORAN EXPLORATION CO.
By:
	Name:	Kathleen L. Quirk
	Title:	Senior Vice President and Treasurer

ATTEST:
By:
	Name:	Douglas N. Currault II
	Title:	Assistant Secretary

EXHIBIT A

FORM OF 8.0% CONVERTIBLE PERPETUAL PREFERRED STOCK

Number: 1                                                                                                                          86,250 Shares

CUSIP NO.: 582411609

8.0% Convertible Perpetual Preferred Stock
(par value $0.01 per share)
(liquidation preference $1,000.00 per share)
OF
MCMORAN EXPLORATION CO.

FACE OF SECURITY

[GLOBAL SHARES LEGEND] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

MCMORAN EXPLORATION CO., a Delaware corporation (the “Corporation”), hereby certifies that Cede & Co. or registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the “8.0% Convertible Perpetual Preferred Stock,” par value $0.01 per share and liquidation preference $1,000.00 per share (the “Convertible Perpetual Preferred Stock”).  The shares of Convertible Perpetual Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.  The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Convertible Perpetual Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Corporation dated June 22, 2009, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”).  Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations.  The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Convertible Perpetual Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Convertible Perpetual Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, McMoRan Exploration Co. has executed this certificate as of the date set forth below.

MCMORAN EXPLORATION CO.
By:
Name:
Title:

          Dated: _______________

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

BNY Mellon Shareowner Services, as Transfer Agent
By:
Name:
	Title:	Authorized Signatory

          Dated: ____________________

REVERSE OF SECURITY

MCMORAN EXPLORATION CO.

8.0% Convertible Perpetual Preferred Stock

Dividends on each share of 8.0% Convertible Perpetual Preferred Stock shall be payable in cash at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

The shares of 8.0% Convertible Perpetual Preferred Stock shall be redeemable as provided in the Certificate of Designations.  The shares of 8.0% Convertible Perpetual Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations. If any Holder of shares of Preferred Stock elects to convert its shares in connection with a Fundamental Change that occurs on or prior to June 15, 2019, the Corporation will increase the conversion rate for shares of Preferred Stock surrendered for conversion by a number of additional shares determined based on the Stock Price at the time of such Fundamental Change and the Effective Date of such Fundamental Change.

As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 8.0% Convertible Perpetual Preferred Stock evidenced hereby to:

________________________________________________________________

________________________________________________________________

(Insert assignee’s social security or tax identification number)

________________________________________________________________

(Insert address and zip code of assignee)

________________________________________________________________

________________________________________________________________

and irrevocably appoints:

________________________________________________________________

agent to transfer the shares of 8.0% Convertible Perpetual Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar.  The agent may substitute another to act for him or her.

Date:  __________________

Signature:  ______________________

(Sign exactly as your name appears on the other side of this 8.0% Convertible Perpetual Preferred Stock)

Signature Guarantee: _____________________1

1 Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the 8.0% Convertible Perpetual Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) _______ shares of 8.0% Convertible Perpetual Preferred Stock (the “Convertible Perpetual Preferred Stock”), represented by stock certificate No(s).           (the “Convertible Perpetual Preferred Stock Certificates”) into shares of common stock, par value $0.01 per share (“Common Stock”), of McMoRan Exploration Co. (the “Corporation”) according to the conditions of the Certificate of Designations establishing the terms of the Convertible Perpetual Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Convertible Perpetual Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Convertible Perpetual Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”) or pursuant to an exemption from registration under the Act.

The Corporation is not required to issue shares of Common Stock until the original Convertible Perpetual Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Convertible Perpetual Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:  __________________________________________

Applicable Conversion Rate:  __________________________________

Number of shares of 8.0% Convertible Perpetual Preferred Stock to be Converted:  __________________________

Number of shares of Common Stock to be Issued:  __________________

Signature:  __________________________________________________

Name:  _____________________________________________________

Address:2  __________________________________________________

Fax No.:  ___________________________________________________

2 Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

The initial number of shares of 8.0% Convertible Perpetual Preferred Stock represented by this Global Preferred Share shall be _______.  The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Registrar